FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-1

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,002,201,025

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-P2

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Principal Commercial Capital

Ladder Capital Finance LLC

Citigroup Global Markets Realty Corp.

Wells Fargo Bank, National Association

Société Générale

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-P2

November 23, 2015

WELLS FARGO SECURITIES	CITIGROUP	SOCIÉTÉ GÉNÉRALE
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities Co-Manager		Goldman, Sachs & Co. Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the investor has otherwise taken all actions the investor must take to become committed to purchase the Offered Certificates, and the investor has therefore entered into a contract of sale. Any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters prior to the time of sale, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Rolling Brook Village

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$88,000,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$88,000,000			Location:	Woodbridge, VA
% of Initial Pool Balance:	8.8%			Size:	732 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(2):	$120,219
Borrower Names(1):	Various			Year Built/Renovated:	1987/2015
Sponsor:	Ralph S. Dweck			Title Vesting:	Fee
Mortgage Rate:	5.247%			Property Manager:	Gates, Hudson & Associates, Inc.
Note Date:	November 17, 2015			3rd Most Recent Occupancy (As of)(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2013)
Maturity Date:	December 6, 2020			Most Recent Occupancy (As of):	93.4% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	93.2% (11/2/2015)
Loan Term (Original):	60 Months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$6,809,589 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,976,764 (12/31/2014)
Call Protection:	L(24),D(33),O(3)			Most Recent NOI (As of):	$7,190,256 (TTM 9/30/2015)
Lockbox Type:	Soft/Upfront Cash Management
Additional Debt(2):	Yes			U/W Revenues:	$11,497,238
Additional Debt Type(2):	Mezzanine			U/W Expenses:	$4,381,484
				U/W NOI:	$7,115,754
				U/W NCF:	$6,932,754
				U/W NOI DSCR:	1.52x
Escrows and Reserves(3):				U/W NCF DSCR(2):	1.48x
				U/W NOI Debt Yield:	8.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(2):	7.9%
Taxes	$217,610	$108,805	NAP	As-Is Appraised Value:	$142,000,000
Insurance	$42,938	$14,313	NAP	As-Is Appraisal Valuation Date:	October 8, 2015
Replacement Reserves	$0	$15,250	NAP	Cut-off Date LTV Ratio(2):	62.0%
Deferred Maintenance	$37,500	$0	NAP	LTV Ratio at Maturity or ARD:	62.0%

(1)	See “The Borrowers” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrowers have been pledged to secure mezzanine indebtedness with a principal balance of $20,200,000. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.05x, 76.2% and 6.4%, respectively.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Rolling Brook Village Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Woodbridge, Virginia (the “Rolling Brook Village Property”). The Rolling Brook Village Mortgage Loan was originated on November 17, 2015 by Ladder Capital Finance I LLC. The Rolling Brook Village Mortgage Loan had an original principal balance of $88,000,000, has an outstanding principal balance as of the Cut-off Date of $88,000,000 and accrues interest at an interest rate of 5.247% per annum. The Rolling Brook Village Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments through the term of the Rolling Brook Village Mortgage Loan. The Rolling Brook Village Mortgage Loan matures on December 6, 2020.

Following the lockout period, the borrowers have the right to defease the Rolling Brook Village Mortgage Loan in whole, but not in part, on any date before October 6, 2020. In addition, the Rolling Brook Village Loan is prepayable without penalty on or after October 6, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

ROLLING BROOK VILLAGE

Sources and Uses

Sources			Uses
Original loan amount	$88,000,000	62.6%	Purchase Price	$138,500,000	98.6%
Mezzanine loan	20,200,000	14.4	Closing costs	1,722,299	1.2
Sponsor’s new cash contribution	32,320,346	23.0	Reserves	298,047	0.2
Total Sources	$140,520,346	100.0%	Total Uses	$140,520,346	100.0%

The Property. The Rolling Brook Village Property is a 732-unit, garden-style multifamily property located in Woodbridge, Virginia, approximately 20.0 miles southwest of the Washington D.C. central business district. Constructed in 1987 and 1991 and renovated in 2015, the Rolling Brook Village Property consists of 53 three-story residential buildings situated on a 54.9-acre parcel. Community amenities include two swimming pools, media center, fitness center, community room, and conference room. Unit amenities include fully equipped kitchens and in-unit washer/dryers. The Rolling Brook Village Property contains 1,326 surface parking spaces resulting in a parking ratio of 1.8 spaces per unit. As of November 2, 2015, the Rolling Brook Village Property was 93.2% occupied.

The following table presents certain information relating to the unit mix of the Rolling Brook Village Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 Bedroom / 1 Bath	244	33.3%	697	$1,165
1 Bedroom / 1 Bath + Den	48	6.6%	797	$1,246
2 Bedroom / 1 Bath	112	15.3%	854	$1,289
2 Bedroom / 2 Bath	328	44.8%	978	$1,407
Total/Weighted Average	732	100.0%	853	$1,298

(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Rolling Brook Village Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	11/2/2015(2)
NAV	93.8%	93.4%	93.2%

(1)	Historical occupancy prior to 2013 is unavailable, as the sponsor recently acquired the Rolling Brook Village Property, and it was not provided by the seller.

(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rolling Brook Village Property:

Cash Flow Analysis

	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$11,080,404	$11,244,434	$11,296,625	$10,518,267	91.5%	$14,369
Grossed Up Vacant Space	0	0	0	778,358	6.8	1,063
Concessions	0	0	0	0	0.0	0
Other Income	802,104	930,015	979,604	979,604	8.5	1,338
Less Vacancy & Credit Loss	(931,640)	(831,849)	(778,991)	(778,991)(1)	(6.8)	(1,064)
Effective Gross Income	$10,950,868	$11,342,600	$11,497,238	$11,497,238	100.0%	$15,707

Total Operating Expenses	$4,141,279	$4,365,836	$4,306,982	$4,381,484	38.1%	$5,986

Net Operating Income	$6,809,589	$6,976,764	$7,190,256	$7,115,754	61.9%	$9,721
Capital Expenditures	0	0	0	183,000	1.6	250
Net Cash Flow	$6,809,589	$6,976,764	$7,190,256	$6,932,754	60.3%	$9,471

NOI DSCR	1.45x	1.49x	1.53x	1.52x
NCF DSCR	1.45x	1.49x	1.53x	1.48x
NOI DY	7.7%	7.9%	8.2%	8.1%
NCF DY	7.7%	7.9%	8.2%	7.9%

(1)	The underwritten economic vacancy is 6.9%. The Rolling Brook Village Property was 93.2% physically occupied as of November 2, 2015.

Appraisal. As of the appraisal valuation date of October 8, 2015, the Rolling Brook Village Property had an “as-is” appraised value of $142,000,000.

Environmental Matters. According to a Phase I environmental assessment dated October 13, 2015, there was no evidence of any recognized environmental conditions at the Rolling Brook Village Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

ROLLING BROOK VILLAGE

Market Overview and Competition. The Rolling Brook Village Property is located in Woodbridge, Virginia, approximately 20.0 miles southwest of the Washington D.C. central business district. The Rolling Brook Village Property is located near Interstate 95 and Jefferson David Highway, both providing north/south access to the property. Jefferson Davis Highway is a major retail hub for the area and is comprised of a mix of power centers, big box retailers and neighborhood centers. Large retail draws include Potomac Town Center, a 550,000 square foot power center anchored by Wegmans and whose major tenants include Sport & Health, DSW, REI, Old Navy, and an Apple Store. The nearest regional mall is Potomac Mills, a Simon Property Group mall with a 97% occupancy. The mall is located four miles south of the Rolling Brook Village Property. The estimated 2015 population within a one-, three- and five-mile radius of the Rolling Brook Village Property was 15,336, 72,780 and 203,912, respectively, and the estimated 2015 average annual household income within the same radii was $99,854, $108,949 and $120,537, respectively.

According to a third party market research report, the Rolling Brook Village Property is located in the Northern Virginia multifamily market and the East Prince William County multifamily submarket. As of third quarter 2015, the Northern Virginia multifamily market contained 59,952 units, with an 8.4% vacancy rate and average monthly asking rent of $1,784 per unit per month. As of the third quarter of 2015, the East Prince William County submarket contained 2,887 units, with a 4.2% vacancy rate and average monthly asking rent of $1,542 per unit per month.

The following table presents certain information relating to comparable multifamily properties for the Rolling Brook Village Property:

Competitive Set(1)

	Rolling Brook Village (Subject)	Windsor at Potomac Vista	Dominion Lake Ridge	Dominion Middle Ridge	Springwoods at Lake Ridge	Misty Ridge	Windsor Park
Location	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA
Distance to Subject	--	2.8 miles	2.9 miles	3.7 miles	4.0 miles	4.3 miles	4.5 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	732	408	192	280	180	409	220
Average Rent (per unit)	$1,298	$1,347	$1,379	$1,437	$1,317	$1,243	$1,330
Total Occupancy	93%	96%	97%	95%	97%	95%	96%

(1)	Information obtained from the appraisal.

The Borrowers. The borrower comprises three tenants-in-common: Rolling Brook Park Center, LLC, Rolling Brook Stratford, LLC and Rolling Brook Windsor, LLC. Each tenant-in-common is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Rolling Brook Village Mortgage Loan. Ralph S. Dweck is the guarantor of certain nonrecourse carveouts under the Rolling Brook Village Mortgage Loan.

The Sponsor. The sponsor, Ralph S. Dweck, currently owns 16 multifamily properties in Washington D.C. and Virginia with a total of 5,332 units in addition to a 224,300 square foot office building in Arlington, Virginia. As of October 2015, Mr. Dweck’s real estate holdings are valued at approximately $1.9 billion.

Escrows. The loan documents provide for upfront escrows in the amount of $217,610 for real estate taxes, $42,938 for insurance premiums and $37,500 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $108,805 for real estate taxes, $14,313 for insurance premiums and $15,250 for replacement reserves.

Lockbox and Cash Management. The loan documents require a soft lockbox into which the borrowers or the property manager are required to deposit all revenues within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into cash management account controlled by lender and applied and disbursed in accordance with the loan documents. Upon the occurrence of a Cash Management Trigger Event (as defined below), all excess cash flow will be held as additional collateral for the Rolling Brook Village Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any event of default under the management agreement; or (iii) the debt service coverage ratio falling below 1.42x as of any date of determination by the lender. A Cash Management Trigger Event will end with respect to clause (i), upon the cure of such event of default; with respect to (ii), upon the cure of such default under the management agreement; and with respect to clause (iii), the debt service coverage ratio being at least 1.48x for two consecutive calendar quarters.

Property Management. The Rolling Brook Village Property is managed by Gates, Hudson & Associates, Inc.

Assumption. The borrowers have a one-time right to transfer the Rolling Brook Village Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iv) the mezzanine borrower will have satisfied all of the terms set forth in the mezzanine loan agreement regarding an assumption of the Rolling Brook Village Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section);(v) borrower pays the lender an assumption fee equal to 0.5% of the outstanding principal balance of the Loan; and (vi) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-P2 Certificates.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

ROLLING BROOK VILLAGE

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. SMHF Cayman Hotel, LLC is the holder of a mezzanine loan in the original amount of $20,200,000 (the “Rolling Brook Village Mezzanine Loan”) from Rolling Brook Park Center Mezzco, LLC, Rolling Brook Stratford Mezzco, LLC and Rolling Brook Windsor Mezzco, LLC, each a Delaware limited liability company that directly owns 100.0% of the related individual borrower. The Rolling Brook Village Mezzanine Loan accrues interest at an interest rate of 9.375% per annum. The Rolling Brook Village Mezzanine Loan matures on December 6, 2020. The rights of the Rolling Brook Village Mezzanine Loan lender are further described under “Description of the Mortgage Pool—The Whole Loans—The [Non] Serviced Pari Passu Whole Loans— The Rolling Brook Village Whole Loan” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Rolling Brook Village Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

No. 2 – Empire Mall

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Kroll):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$75,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$75,000,000			Location:	Sioux Falls, SD
% of Initial Pool Balance:	7.5%			Size:	1,124,451 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$168.97
Borrower Name:	Empire Mall, LLC			Year Built/Renovated:	1974/2013
Sponsor:	Simon Property Group			Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.314%			Property Manager:	Self-managed
Note Date:	November 24, 2015			3rd Most Recent Occupancy (As of):	94.6% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.0% (12/31/2013)
Maturity Date:	December 1, 2025			Most Recent Occupancy (As of):	97.2% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	97.1% (10/23/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$19,090,493 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$20,677,771 (12/31/2014)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$21,505,710 (TTM 9/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$28,697,242
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$7,478,959
				U/W NOI:	$21,218,283
				U/W NCF:	$20,386,359
				U/W NOI DSCR(1):	1.88x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.80x
				U/W NOI Debt Yield(1):	11.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$350,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 15, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	54.3%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	47.3%

(1)	The Empire Mall Whole Loan, totaling $190,000,000, is comprised of five pari passu notes (Note A-1, Note A-2, Note A-3, Note A-4, and Note A-5). The non-controlling Note A-2 had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-Off Date of $75,000,000 and will be contributed to the WFCM 2015-P2 Trust. Notes A-1 (the controlling Note), A-3, A-4 and A-5 have a combined original principal balance of $115,000,000, and are expected to be contributed to future trusts. All statistical financial information related to the balances per SF, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Empire Mall Whole Loan.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Empire Mall Whole Loan”) which is evidenced by five promissory notes that are secured by a first mortgage encumbering the fee simple and leasehold interests in a regional mall which is located in Sioux Falls, South Dakota (the “Empire Mall Property”). The Empire Mall Whole Loan was originated on November 24th, 2015 by Société Générale. The Empire Mall Whole Loan had an original principal balance of $190,000,000, has an outstanding principal balance as of the Cut-off Date of $190,000,000 and accrues interest at an interest rate of 4.314% per annum. The Empire Mall Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest only payments for the first 36 months following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Empire Mall Whole Loan matures on December 1, 2025.

The mortgage loan, which represents a non-controlling interest in the Empire Mall Whole Loan and will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $75,000,000 and has an outstanding balance as of the Cut-off Date of $75,000,000. The related Note A-1, Note A-3, Note A-4 and Note A-5 (the “Empire Mall Companion Loans”), are expected to be contributed to future trusts and have an aggregate original principal balance of $115,000,000. Note A-1 represents the controlling interest in the Empire Mall Whole Loan. The Lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Empire Mall Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

EMPIRE MALL

Following the lockout period, the borrower has the right to defease the Empire Mall Whole Loan in whole, but not in part, on any date before June 1, 2025. In addition, the Empire Mall Whole Loan is prepayable without penalty on or after June 1, 2025.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$190,000,000	100.0%	Loan payoff	[$176,300,000]	[92.8%]
			Closing costs	[500,000]	[0.3]
			Return of equity	[13,200,000]	[6.9]
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

The Property. The Empire Mall Property is a regional mall located in Sioux Falls, South Dakota. The Empire Mall Property contains approximately 1,124,451 square feet of retail space, inclusive of several ground leased outparcels. Built in 1974, the Empire Mall Property is comprised of one main building and five outparcel buildings situated on an approximately 121.7 acre parcel. The Empire Mall Property is anchored by Dick’s Clothing & Sport, Sears, J.C. Penney, Younkers, and Macys (ground lease). Other major tenants include a Hy-Vee grocery store and Richman Gordman. Standalone outparcels include large tenants such as The District, Toys R Us/Babies R Us and T.J. Maxx. Two of the outparcels, totaling 13,450 square feet of retail space, are subject to an underlying ground lease from a third party.

The Empire Mall Property underwent an approximately $17.0 million renovation in 2013, which included upgrades to the building entrances, replacement of floor finishes, ceiling and lighting retrofits, replacement of furniture, fixtures and equipment and a construction of a flagship Dick’s Clothing & Sport. The Empire Mall Property contains 6,470 surface parking spaces, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of rentable area. As of October 23, 2015, the Empire Mall Property was 97.1% occupied by 127 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the Empire Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
Dick’s Clothing & Sport	NR/NR/NR	50,300	4.5%	$14.00	$704,200	4.3%	$158	11.4%	1/31/2024(4)
Sears	C/Caa3/CCC+	100,709	9.0%	$3.77	$379,691	2.3%	$132	3.3%	6/30/2018(5)
J.C. Penney	B-/Caa1/CCC+	134,209	11.9%	$2.66	$356,931	2.2%	$153	2.1%	4/30/2021(6)
Younkers	NR/NR/NR	101,151	9.0%	$2.76	$279,122	1.7%	$211	3.5%	1/31/2026(7)
Macy’s (Ground Lease)	BBB+/Baa2/BBB+	100,790	9.0%	$0.35	$35,000	0.2%	NAV	NAV	1/31/2019(8)
Total Anchor Tenants		487,159	43.3%	$3.60	$1,754,944	10.7%

Major Tenants
Hy-Vee	NR/NR/NR	89,044	7.9%	$6.41	$570,683	3.5%	NAV	NAV	12/31/2026(9)
Gap/Gap Kids/Baby Gap	BBB-/Baa2/BBB-	15,004	1.3%	$31.81	$477,352	2.9%	$153	26.6%	1/31/2019(10)
Richman Gordman	NR/NR/NR	60,000	5.3%	$7.03	$421,885	2.6%	$203	4.0%	1/31/2017(11)
T.J. Maxx	NR/A2/A+	25,818	2.3%	$11.50	$296,907	1.8%	$438	3.0%	1/31/2022(6)
Old Navy	BBB-/Baa2/BBB-	16,489	1.5%	$16.94	$279,293	1.7%	$377	6.0%	2/29/2020
The District (Ground Lease)	NR/NR/NR	37,000	3.3%	$4.46	$165,000	1.0%	NAV	NAV	1/31/2024
Toys R Us/Babies R Us	NR/NR/NR	30,625	2.7%	$2.87	$87,846	0.5%	NAV	NAV	1/31/2020
Total Other Major Tenants		273,980	24.4%	$8.39	$2,298,966	14.1%

Non-Major Tenants		330,858	29.4%	$37.14	$12,289,190	75.2%

Occupied Total		1,091,997	97.1%	$14.97	$16,343,100	100.0%

Vacant Space		32,454	2.9%

Collateral Total		1,124,451	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2016, totaling $157,653.
(3)	Some tenants at the Empire Mall Property are not required to report sales and in such cases, Sales PSF and Occupancy Costs are not available. Sales PSF and Occupancy Cost are for the trailing 12-month period ending September 30, 2015.
(4)	Dick’s Clothing & Sport has three, five-year renewal options.
(5)	Sears has two, five year renewal options.
(6)	J.C. Penney and T.J. Maxx each have one, five-year renewal option.
(7)	Younkers has three, ten-year renewal options.
(8)	Macy’s has three, ten-year renewal options.
(9)	Hy-Vee has four, five-year renewal options.
(10)	Gap/Gap Kids/Baby Gap has two, four-year renewal options.
(11)	Richman Gordman has one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical sales and occupancy costs at the Empire Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant Name	2012	2013	2014	TTM 9/30/2015	TTM 9/30/2015 Occupancy Cost
Younkers	$221	$218	$212	$211	3.5%
Dick’s Clothing & Sport	NAP	NAP	$160	$158	11.4%
Richman Gordman	NAP	NAV	$204	$203	4.0%
J.C. Penney	$225	$136	$144	$153	2.1%
Sears	$153	$153	$137	$132	3.3%
Aeropostale	$594	$474	$419	$382	10.1%
T.J. Maxx	NAP	NAV	$391	$438	3.0%
Old Navy Clothing Company	$357	$355	$366	$377	6.0%
Banana Republic	$241	$216	$205	$214	12.3%
Express / Express Men	$223	$226	$201	$205	23.1%
Rue 21	$255	$241	$262	$266	8.0%
Gap/Gap Kids/Baby Gap	$233	$217	$174	$153	26.6%
Maurices	$523	$510	$517	$564	13.6%
American Eagle Outfitters	$639	$565	$561	$639	9.3%
Charlotte Russe	$301	$288	$265	$235	23.7%
Buckle	NAP	NAP	$1,227	$1,162	7.6%
Victoria’s Secret	$782	$735	$626	$652	9.2%
Pink	NAP	$928	$772	$973	7.6%
Eddie Bauer	$234	$245	$217	$229	24.1%
Zales Jewelers	$1,142	$1,367	$1,374	$1,542	8.6%
Sephora	NAP	$536	$702	$832	6.6%
Yankee Candle	$392	$416	$402	$385	20.5%
Men’s Warehouse	$366	$405	$432	$451	3.8%
Bath & Body Works	$766	$983	$1,005	$1,007	7.6%
Champs Sports	$414	$421	$398	$397	13.6%
GameStop	$1,236	$1,227	$1,265	$1,331	8.2%
Journeys	$697	$654	$664	$630	16.5%
Gymboree	$544	$538	$456	$461	16.8%
Famous Footwear	$278	$377	$351	$387	11.2%
Foot Locker	$471	$472	$467	$396(4)	14.5%
Verizon Wireless	$406	$435	$667	$1,232	10.0%
Things Remembered	$1,394	$1,361	$1,323	$1,250	24.3%

Total In-Line (<10,000 square feet)	$436	$435	$423	$451	14.5%
Total In-Line Occupancy Costs	13.3%	14.0%	14.7%	14.5%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Historical Sales (PSF) are based on lease net rentable square footage during each given period as some tenants listed may have expanded or reduced their lease net rentable square footage during such given period.
(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales during the given period.
(4)	Foot Locker increased their net rentable area from 3,409 square feet to 4,103 square feet in April 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Empire Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	2,093	0.2%	2,093	0.2%	$24,028	$11.48
2015	2	3,860	0.3%	5,953	0.5%	$126,149	$32.68
2016	20	50,929	4.5%	56,882	5.1%	$1,786,498	$35.08
2017	16	100,880	9.0%	157,762	14.0%	$2,177,184	$21.58
2018	15	138,287	12.3%	296,049	26.3%	$1,618,732	$11.71
2019	14	144,754	12.9%	440,803	39.2%	$1,792,019	$12.38
2020	11	76,813	6.8%	517,616	46.0%	$1,443,603	$18.79
2021	9	152,721	13.6%	670,337	59.6%	$1,056,743	$6.92
2022	8	46,315	4.1%	716,652	63.7%	$1,012,761	$21.87
2023	11	32,051	2.9%	748,703	66.6%	$1,368,805	$42.71
2024	10	115,285	10.3%	863,988	76.8%	$2,058,191	$17.85
2025	4	17,256	1.5%	881,244	78.4%	$713,891	$41.37
Thereafter	6	210,753	18.7%	1,091,997	97.1%	$1,164,497	$5.53
Vacant	0	32,454	2.9%	1,124,451	100.0%	$0	$0.00
Total/Weighted Average	127	1,124,451	100.0%			$16,343,100	$14.97

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Empire Mall Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	10/23/2015(3)

94.6%	98.0%	97.2%	97.1%

(1)	Information obtained from the borrower.
(2)	The Empire Mall Property’s historical occupancy (excluding temporary tenants) was 94.6% for 2012, 98.0% for 2013, and 97.2% for 2014.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Empire Mall Property:

Cash Flow Analysis

	2013	2014	TTM 9/30/2015	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,567,944	$16,007,670	$16,236,415	$16,343,100	57.0%	$14.53
Grossed Up Vacant Space	0	0	0	1,659,860	5.8	1.48
Percentage Rent	465,506	366,503	639,664	809,257	2.8	0.72
Total Reimbursables	9,002,626	9,523,412	9,382,685	9,614,895	33.5	8.55
Other Income	1,864,173	1,816,492	1,962,852	1,962,852	6.8	1.75
Less Vacancy & Credit Loss	28,986	(60,879)	64,125	(1,692,721)(2)	(5.9)	(1.51)
Effective Gross Income	$25,929,235	$27,653,198	$28,285,741	$28,697,242	100%	$25.52

Total Operating Expenses	$6,838,742	$6,975,427	$6,780,031	$7,478,959	26.1%	$6.65

Net Operating Income	$19,090,493	$20,677,771	$21,505,710	$21,218,283	73.9%	$18.87
TI/LC	0	0	0	589,189	2.1	0.52
Capital Expenditures	0	0	0	242,735	0.8	0.22
Net Cash Flow	$19,090,493	$20,677,771	$21,505,710	$20,386,359	71.0%	$18.13

NOI DSCR(3)	1.69x	1.83x	1.90x	1.88x
NCF DSCR(3)	1.69x	1.83x	1.90x	1.80x
NOI DY(3)	10.0%	10.9%	11.3%	11.2%
NCF DY(3)	10.0%	10.9%	11.3%	10.7%

(1)	U/W Base Rent includes contractual rent steps through May 2016, totaling $157,763.
(2)	The underwritten economic vacancy is 5.6%. The Empire Mall Property was 97.1% physically occupied as of October 23, 2015.
(3)	The debt service coverage ratios and debt yields are based on the Empire Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. As of the appraisal valuation date of October 15, 2015, the Empire Mall Property had an “as-is” appraised value of $350,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 19, 2015, 11 non-active in-ground hydraulic lifts were observed at the Empire Mall Property.  The status of these in-ground hydraulic cylinders and hydraulic reservoirs is unknown at this time and as such, they represent a recognized environmental condition.  Sears has been identified as the responsible party for liability and costs associated with groundwater monitoring and remediation, if required.  The Phase I Environmental Site Assessment recommends obtaining documentation regarding the decommissioning of the hydraulic lifts.  If not available, it was recommended by the Phase I environmental assessment that the lifts be decommissioned.

Market Overview and Competition. The Empire Mall Property is located in the southeast quadrant of Interstate 29 and 41st Street in Sioux Falls, South Dakota. The Empire Mall Property is bounded by 41st Street to the north, 49th Street to the south, I-29 to the west, and Louise Avenue to the east. According to a third-party market research provider, daily traffic counts are approximately 29,000 to 35,000 vehicles along 41st Street and 44,000 vehicles along I-29. As of August 2015, Sioux Falls had a population of approximately 244,000 and has one of the lowest unemployment rates in the United States at 2.5%. Sioux Falls’ population grew at an average of 2.1% annually between 2004 and 2014, well above the statewide population growth rate of 1.0% annually and the average national growth rate of 0.9% annually over the same time period. Sioux Falls is a regional hub for education and health services and boasts the highest education attainment of any metropolitan area within the Midwest, with 30.9% of adult residents holding a bachelor’s or advanced college degree. The city was listed as one of the top 10 small places for business and careers for each of the past 10 years. The trade, transportation, utilities, education and health services sectors account for more than 40% of total employment in the metro area, with Sanford Health and Avera Health, health care companies, and John Morrell & Co. being the top three employers. The Empire Mall Property’s trade area has a radius of 30.0 miles and includes approximately 253,225 people with average annual household income of $72,873. The closest regional mall competitor to the Empire Mall Property is located 77.0 miles away in Sioux City, Iowa.

According to a third-party research report, as of the third quarter of 2015, the Sioux Falls retail market reported a total retail inventory of 9.5 million square feet with a 2.2% vacancy rate and average asking rents of $11.94 per square foot, on a triple-net basis.

The following table presents certain information relating to comparable retail properties for the Empire Mall Property:

Competitive Set(1)

	Empire Mall (Subject)	Meadows on the River	Western Mall	Dawley Farm Village	Southern Hills Mall	River Hills Mall
Location	Sioux Falls, SD	Sioux Falls, SD	Sioux Falls, SD	Sioux Falls, SD	Sioux City, IA	Mankato, MN
Distance from Subject	--	0.2 miles	0.8 miles	6.0 miles	77.0 miles	150.0 miles
Property Type	Regional Mall	Power Center	Community Center	Power Center	Regional Mall	Regional Mall
Year Built/Renovated	1974/2013	1990/2008	1968/2003	2002/2013	1980/2000	1991/2007
Anchors	Sears, Macy’s, J.C. Penney, Dick’s Clothing & Sport, Younkers	Home Depot, Michael’s, Walmart, PetSmart, Century Theatre, World Market	Scheels, Best Buy, Hancock Fabrics, SD Furniture Mart, West Mall 7	Target, Kohl’s, Walmart Supercenter, Burlington Coat Factory	Sears, J.C. Penney, Scheels, Younkers, Carmike Cinema, Hy-Vee	J.C. Penney, Herberger’s, Sears, Target, Scheels, Barnes & Noble
Total GLA	1,124,451 SF	1,081,095 SF	418,141 SF	603,870 SF	950,897 SF	792,810 SF
Total Occupancy	97%	96%	97%	99%	84%	92%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Empire Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Empire Mall Whole Loan. Simon Property Group (“Simon”) is the guarantor of certain nonrecourse carveouts under the Empire Mall Whole Loan, in which liability is limited to $38,000,000 pursuant to a guaranty agreement.

The Sponsor. The sponsor, Simon (NYSE: SPG), is an S&P 100 company, owning or holding interest in 228 commercial properties totaling approximately 189.0 million square feet with total market capitalization of $91.2 billion as of June 30, 2015. Simon is a publicly traded real estate investment trust that was established in 1993 and operates a fully integrated real estate company from five retail real estate platforms: regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties. Simon’s 2014 revenue was reported to be approximately $5.2 billion. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Default History, Prior Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents do not require monthly escrows for real estate taxes, insurance, replacement or tenant improvements and leasing commissions reserves, provided no Debt Service Coverage Ratio Trigger Period (as defined below) has occurred and is continuing under the Empire Mall Whole Loan. In the event that a Debt Service Coverage Ratio Trigger Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $20,228 (subject to a cap of $485,473); and (iii) for tenant improvements and leasing commissions in an amount equal to [$49,099] (subject to a cap of $1,000,000). Monthly reserves for ground lease funds are required during the continuance of a Lockbox Event (see “Lockbox and Cash Management” section).

A “Debt Service Coverage Ratio Trigger Period” will commence if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.20x.

Lockbox and Cash Management. The Empire Mall Whole Loan requires a lender-controlled lockbox account, which is already in place, that the borrower directs tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a weekly basis. Upon the occurrence and continuance of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or on each business day, during the continuance of an event of default) into a lender controlled cash management account.

A “Lockbox Event” will commence upon the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); (iii) a Debt Service Coverage Ratio Trigger Event; or (iv) an Anchor Tenant Trigger Event (as defined below). A Lockbox Event will end with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii), if the borrower replaces the property manager with a qualified property manager pursuant to a replacement management agreement or such bankruptcy action is discharged or dismissed within 90 days; with respect to clause (iii), when the amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.20x has been achieved for two consecutive calendar quarters; or with respect to clause (iv), if such anchor tenants re-commence operations at the applicable premises and the borrower has delivered certification of such to the lender; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Empire Mall Whole Loan documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event, including reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Empire Mall Whole Loan.

A “DSCR Trigger Event” will commence if, as of the date of determination, the debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.20x for two consecutive calendar quarters.

An “Anchor Tenant Trigger Event” will commence if two or more anchor tenants (i) go dark, vacate or cease to occupy their respective premises, (ii) reject their respective leases at the Empire Mall Property in a bankruptcy action or proceeding, or (iii) otherwise give notice to vacate during the term of the loan.

Property Management. The Empire Mall Property is managed by an affiliate of the borrower.

Assumption. The borrower also has the right to transfer the Empire Mall Property or 100% of the aggregate interests in the borrower to a transferee that is not a Qualified Transferee, provided that no event of default has occurred and is continuing, the conditions with respect to transfers to a transferee that is not a Qualified Transferee and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from DBRS, Moody’s and Kroll that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2015-P2 Certificates and similar confirmations with respect to the ratings of any securities backed by the Empire Mall Companion Loans.

The borrower has the right to transfer the Empire Mall Property, or greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions to one or more Qualified Transferees (as defined below) (other than a transfer to a Key Principal (as defined below) or any person wholly owned by one or more Key Principals, so long as such Key Principals owned 49% of the aggregate interests in the borrower prior to such transfer), 60 days after the WFCM 2015-P2 Trust closing date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

A “Qualified Transferee” is: (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five shopping centers and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation from each of DBRS, Moody’s and Kroll that the transfer to such person will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Series WFCM 2015-P2 Certificates and similar confirmations with respect to ratings of any securities backed by the Empire Mall Companion Loans; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

“Key Principal” means any of SPG LP or Simon Property Group, Inc.

Partial Release. Provided that no event of default has occurred and is continuing, the borrower may: (i) make transfers of immaterial or non-income producing portions of the Empire Mall Property in connection with takings or condemnations of any portion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of the Empire Mall Property; (ii) make transfers of non-income producing portions of the Empire Mall Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Empire Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including, with respect to any of the transfers described in (ii) and (iii), delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Empire Mall Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Empire Mall Whole Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The Empire Mall Property is subject to a ground lease encompassing a 13,450 square foot outparcel, which commenced on October 1, 1973 between Judson S. Berry and General Growth Properties. The second of two 10-year renewal options was exercised on October 27, 2015, extending the term to expire on September 30, 2033 with no remaining renewal options. The monthly rental amount of $1,000 is adjusted every five years according to the increase in the consumer price index. For each percentage of increase in the annual index over that of the previous year, there will be a corresponding percentage increase in the monthly rental amount.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Empire Mall Property or if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will be required to obtain a standalone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Empire Mall Property is located, so long as in no event will such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which will continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Empire Mall Property is repaired or replaced and operations are resumed.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Empire Mall Property. At the time of loan closing, the Empire Mall Property had insurance for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

No. 3 – Pineapple Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$61,500,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$61,500,000			Location:	Seattle, WA
% of Initial Pool Balance:	6.1%			Size:	318 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$193,396
Borrower Names:	Dream Legacy PRU SPE LLC; PHC PRU SPE LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Michelle Foreman Barnet			Title Vesting: (4)	Fee
Mortgage Rate:	4.95%			Property Manager:	Self-managed
Note Date:	November 6, 2015			3rd Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	81.8% (12/31/2013)
Maturity Date:	December 1, 2025			Most Recent Occupancy (As of):	87.6% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	89.1% (8/31/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of) (5):	$5,637,809 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of) (5):	$7,759,363 (12/31/2014)
Call Protection(1):	L(24),D(92),O(4)			Most Recent NOI (As of) (5):	$8,511,617 (TTM 8/31/2015)
Lockbox Type:	Springing
Additional Debt:	None(2)
Additional Debt Type:	NAP			U/W Revenues:	$16,980,118
				U/W Expenses:	$8,589,520
				U/W NOI:	$8,390,598
				U/W NCF:	$7,711,393
Escrows and Reserves(3):				U/W NOI DSCR:	2.13x
				U/W NCF DSCR:	1.96x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.6%
Taxes	$87,785	$43,892	NAP	U/W NCF Debt Yield:	12.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$102,500,000
Deferred Maintenance FF&E Reserve	$67,725 $0	$0 $56,600	NAP $2,500,000	As-Is Appraisal Valuation Date:	July 29, 2015
Seasonality Reserve	$200,000	$50,000	$400,000	Cut-Off Date LTV Ratio:	60.0%
				LTV Ratio at Maturity or ARD:	51.8%

(1)	Partial releases of individual properties are allowed subject to either partial defeasance or prepayment with greater of yield maintenance or prepayment premium of 1% of outstanding principal balance. See “Partial Release” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “The Borrowers” section
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Pineapple Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering three limited service hotels located in Seattle, Washington (the “Pineapple Hotel Portfolio Properties”). The Pineapple Hotel Portfolio Mortgage Loan was originated on November 6, 2015 by Principal Commercial Capital. The Pineapple Hotel Portfolio Mortgage Loan had an original principal balance of $61,500,000, has an outstanding principal balance as of the Cut-off Date of $61,500,000 and accrues interest at an interest rate of 4.95% per annum. The Pineapple Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Pineapple Hotel Portfolio Mortgage Loan matures on December 1, 2025.

Following the lockout period, the borrowers have the right to defease the Pineapple Hotel Portfolio Mortgage Loan in whole, or in part, and to prepay the Pineapple Hotel Portfolio Mortgage Loan in part (subject to prepayment premium equal to the greater of 1% of the outstanding principal balance or yield maintenance) in connection with a partial release (see “Partial Release” section), on any date before September 1, 2025. In addition, the Pineapple Hotel Portfolio Mortgage Loan is prepayable without penalty on or after September 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

PINEAPPLE HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$61,500,000	100.0%	Loan payoff	$48,714,234	79.2%
			Reserves	$355,410	0.6
			Closing costs	$724,825	1.2
			Return of Equity	$11,705,531	19.0
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%

The Properties. The Pineapple Hotel Portfolio Properties comprise three unflagged hotel properties: the Hotel Five (the “Hotel Five Property”), the Watertown Hotel (the “Watertown Hotel Property”) and the University Inn (the “University Inn Property”). The Pineapple Hotel Portfolio Properties are not subject to a franchise.

The Hotel Five Property is a 116-room, five-story, limited service hotel built in 1973 and located in the central business district of Seattle, Washington. Situated on a 0.4 acre parcel, the Hotel Five Property features 64 queen guestrooms, 8 king guestrooms, 40 double queen guestrooms and 4 suites. Guestrooms feature a flat panel television, desk with chair, and complimentary internet. Amenities at the Hotel Five Property include a 300 square foot boardroom, fitness room, business desk, shuttle service, bicycle checkout program and a hotel restaurant/café. The hotel underwent an extensive interior renovation in 2012 and 2013 totaling approximately $5.5 million ($47,414 per room). In addition, the borrower reported capital expenditures totaling over $220,000 between 2014 and 2015.

The Watertown Hotel Property is a 100-room, six-story, limited service hotel built in 2001 and located in Seattle, Washington. Situated on a 0.4 acre parcel, the Watertown Hotel Property features 58 double queen guestrooms, 22 king guestrooms and 20 suites. Guestrooms feature a desk with chair, coffee maker, microwave, refrigerator, and complimentary internet. Amenities at the Watertown Hotel Property include 1,304 square feet of meeting space, a fitness center, coffee shop/café, complimentary bike rentals, business center, shuttle service, guest laundry and secured underground parking for 74 vehicles. Since 2012, the borrower reported capital expenditures of approximately $390,000.

The University Inn Property is a 102-room, four-story, limited service hotel built in 1962, expanded in 1992 and located in Seattle, Washington. Situated on a 0.9 acre parcel, the University Inn Property features 29 single queen guestrooms, 58 double queen rooms and 15 king guestrooms. Guestrooms feature a desk with chair, flat panel television, coffee maker, microwave, refrigerator, and complimentary internet. Amenities at the University Inn Property include on-site parking, full-service restaurant, complimentary breakfast, an outdoor pool, complimentary bike rentals, guest laundry and shuttle services. Since 2014, the borrower reported capital expenditures of approximately $435,000. In addition, an approximately $800,000 renovation, including but not limited to new manufactured hardwood floors, flat panel televisions, bathroom vanity tops, bedding and furniture, will reportedly commence shortly after the Thanksgiving holiday on the University Inn Property’s original wing which contains 42 guest rooms. Such renovation was not reserved for at origination; however, in the event that the borrower fails to provide evidence that at least $750,000 has been spent on such renovation by June 30, 2016, the borrower will not be entitled to have a cap imposed on deposits into the FF&E reserve account as described below under “Escrows.”

The following table presents certain information relating to the Pineapple Hotel Portfolio Properties:

Property Name – Location	Property Sub-Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value	Allocated Cut-off Date LTV
Hotel Five – Seattle, WA	Limited Service	$23,820,000	38.7%	116	$205,345	1973/2013	$39,700,000	60.0%
Watertown Hotel – Seattle, WA	Limited Service	$19,980,000	32.5%	100	$199,800	2001/NAP	$33,300,000	60.0%
University Inn – Seattle, WA	Limited Service	$17,700,000	28.8%	102	$173,529	1962/NAP	$29,500,000	60.0%
Total/Weighted Average		$61,500,000	100.0%	318	$193,396		$102,500,000	60.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

PINEAPPLE HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow of the Pineapple Hotel Portfolio Properties:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of Gross Revenues	U/W $ per Room
Occupancy	81.8%	87.6%	89.1%	89.1%
ADR	$132.55	$144.56	$155.73	$155.73
RevPAR	$108.37	$126.65	$138.76	$138.76

Total Gross Revenues	$13,067,766	$15,525,946	$16,980,117	$16,980,118	100.0%	$53,397
Total Department Expenses	3,601,233	3,742,731	4,106,832	4,106,833	24.2	12,915
Gross Operating Profit	$9,466,533	$11,783,215	$12,873,285	$12,873,285	75.8%	$40,482

Total Undistributed Expenses	3,162,945	3,325,397	3,640,641	3,652,415	21.5	11,486
Profit Before Fixed Charges	$6,303,588	$8,457,818	$9,232,644	$9,220,870	54.3%	$28,996

Total Fixed Charges	665,779	698,454	721,027	830,272	4.9	2,611

Net Operating Income	$5,637,809(1)	$7,759,364	$8,511,617	$8,390,598	49.4%	$26,386

FF&E	522,710	621,037	679,205	679,205	4.0	2,136
Net Cash Flow	$5,115,099	$7,138,326	$7,832,412	$7,711,393	45.4%	$24,250

NOI DSCR	1.43x	1.97x	2.16x	2.13x
NCF DSCR	1.30x	1.81x	1.99x	1.96x
NOI DY	9.2%	12.6%	13.8%	13.6%
NCF DY	8.3%	11.6%	12.7%	12.5%

(1)	During 2013 the Hotel Five Property and University Inn Property underwent renovations and elevator repairs, respectively.

Appraisal. As of the appraisal valuation dates of July 29, 2015, the Pineapple Hotel Portfolio Properties had an aggregate “as-is” appraised value of $102,500,000.

Environmental Matters. According to the Phase I environmental assessments dated August 5, 2015 and August 6, 2015, there was no evidence of any recognized environmental conditions at the Pineapple Hotel Portfolio Properties.

Market Overview and Competition. The Pineapple Hotel Portfolio Properties are located in Seattle, Washington. The Hotel Five Property is located in downtown Seattle, within one block of Amazon.com’s new 4.1 million square foot World Headquarters and walking distance to the Washington State Convention Center, Puget Sound Central Waterfront, Pike Place Market and several other major institutions and corporations. The Watertown Hotel Property and the University Inn Property are each located in the University District Neighborhood of Seattle within walking distance to the University of Washington, University of Washington Medical Center, and the Children’s Hospital and Regional Medical Center. The University of Washington is one of the oldest and largest, state-assisted universities on the west coast with over 40,000 undergraduate and graduate students and contributes approximately $12.5 billion to the economy of the State of Washington annually.

Corporate demand for the Pineapple Hotel Portfolio Properties is driven by the University of Washington, healthcare, retail, technology, and finance traffic. Major employers in the Seattle area include Boeing (85,000 employees), Microsoft (41,664), University of Washington (29,800 employees), Providence Health & Services (20,240, Amazon.com (>10,000 employees), Starbucks (10,837 employees) and Nordstrom (9,281). Leisure demand is generated by tourism, University of Washington Pacific 12 Conference collegiate events, professional sporting events at Safeco Field (home of the Seattle Mariners MLB baseball team) and Century Link Field (home of the Seattle Seahawks), Pike Place Market and the Seattle Center. Meeting and group demand is generated by a number of sources, most notably the Washington State Convention and Trade Center. The Washington State Convention and Trade Center comprises 102,201 square feet of dedicated meeting space and 205,700 square feet of heavy load exhibit space. The Washington State Convention and Trade Center has planned a $1.4 billion expansion slated to begin in early 2017 that is expected to double its current capacity which is anticipated to create significant hotel demand for the Seattle market.

Demand segmentation at the Hotel Five Property is 56% commercial, 40% leisure and 4% meeting and group, compared to its competitive set of 35% commercial, 31% meeting and group and 34% leisure. Demand segmentation for the Watertown Hotel Property is 60% commercial/university, 26% leisure and 14% meeting and group, compared to its competitive set of 56% commercial/university, 23% leisure and 21% meeting and group. Demand segmentation for the University Inn Property is 75% commercial/university, 15% meeting and group and 10% leisure, compared to its competitive set of 56% commercial/university, 23% leisure and 21% meeting and group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

PINEAPPLE HOTEL PORTFOLIO

The following table presents certain information relating to the Pineapple Hotel Portfolio Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Hotel Five Property)(1)

	Competitive Set			Hotel Five Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	84.5%	$174.55	$147.51	89.2%	$155.25	$138.53	105.6%	88.9%	93.9%
8/31/2014 TTM	80.6%	$156.28	$125.93	83.2%	$139.20	$115.82	103.3%	89.1%	92.0%
8/31/2013 TTM	79.8%	$140.68	$112.31	75.4%	$124.98	$94.29	94.5%	88.8%	84.0%
(1)	Information obtained from a third party hospitality research report dated September 17, 2015. The competitive set includes the following hotels: Crowne Plaza Seattle Downtown, Hotel Max, Warwick Hotel Seattle, Roosevelt Hotel Seattle, The Paramount Hotel Seattle, Motif Seattle and Kimpton Hotel Monaco Seattle.

Subject and Market Historical Occupancy, ADR and RevPAR
(Watertown Hotel Property)(1)

	Competitive Set			Watertown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	80.0%	$165.40	$132.31	90.2%	$162.48	$146.50	112.7%	98.2%	110.7%
8/31/2014 TTM	76.9%	$152.16	$116.95	85.9%	$146.69	$126.07	111.8%	96.4%	107.8%
8/31/2013 TTM	73.7%	$141.25	$104.10	82.8%	$136.49	$112.96	112.3%	96.6%	108.5%
(1)	Information obtained from a third party hospitality research report dated September 17, 2015. The competitive set includes the following hotels: Hotel Nexus, Hotel Deca, Silver Cloud Inn Seattle University, Courtyard Seattle Downtown Lake Union, Silver Cloud Inn Seattle Lake Union.

Subject and Market Historical Occupancy, ADR and RevPAR
(University Inn Property)(1)

	Competitive Set			University Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	80.0%	$165.40	$132.31	90.3%	$148.16	$133.80	112.9%	89.6%	101.1%
12/31/2014 YE	77.8%	$156.35	$121.63	88.0%	$140.04	$123.24	113.1%	89.6%	101.3%
12/31/2013 YE	74.8%	$143.32	$107.24	81.5%	$129.13	$105.22	109.0%	90.1%	98.1%
(1)	The sponsor does not submit data from the University Inn Property to the provider of the third party hospitality research reports described above given the University Inn Property’s proximity to the Watertown Hotel Property. Information in the table above was derived by using third party hospitality reports dated September 17, 2015, January 16, 2015 and January 17, 2014, borrower’s provided trailing 12-month operating statement as of August 31, 2015, as well as year-end 2014 and year-end 2013 operating statements. In the appraisal of the University Inn Property dated October 28, 2015, the appraiser concluded the competitive set is identical to the Watertown Hotel Property and includes the following hotels: Hotel Nexus, Hotel Deca, Silver Cloud Inn Seattle University, Courtyard Seattle Downtown Lake Union, Silver Cloud Inn Seattle Lake Union.

The Borrowers. The borrowers are Dream Legacy PRU SPE LLC and PHC PRU SPE LLC, each of which is a single purpose entity and Delaware limited liability company with two independent directors. Dream Legacy PRU SPE LLC, as landlord, leases the hotels to PHC PRU SPE LLC, as tenant under three separate master operating leases. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Pineapple Hotel Portfolio Mortgage Loan. Michelle Foreman Barnet is the guarantor of certain non-recourse carveouts under the Pineapple Hotel Portfolio Mortgage Loan. Michelle Foreman Barnet is the indirect owner of 100% of PHC Pru SPE LLC, the master operating lessee borrower, and a family trust of which Michelle Foreman Barnet is a trustee owns a 49% indirect interest in Dream Legacy PRU SPE LLC, the fee borrower. The remaining 51% interest in the fee borrower is owned by a family trust of which Ms. Barnet’s mother, Diane Foreman, is a trustee.

The Sponsor. The sponsor is Michelle Foreman Barnet. Since 1996, Ms. Barnet has served as president of Columbia West Properties (“Columbia West”), a company established in 1988 to manage a family-owned portfolio of commercial and hospitality real estate holdings. As of December 31, 2014, Columbia West managed real estate assets valued at approximately $350.0 million. In 2010, Pineapple Hospitality Company was formed specifically to manage the operational aspects of all portfolio hospitality assets, and Ms. Barnet also serves as its president. Presently, Columbia West and Pineapple Hospitality Company own and manage seven hotels, including four in Seattle (inclusive of the Pineapple Hotel Portfolio Properties), one in Portland, Oregon, one in San Francisco and one in San Diego.

Escrows. The loan documents provide for upfront escrows of $87,785 for real estate taxes, $67,625 for deferred maintenance and $200,000 for a seasonality reserve. The loan documents provide for ongoing monthly deposits in an amount determined by lender (currently $43,892) for real estate taxes, $50,000 for seasonality reserves (during the months of March through October only; capped at $400,000), and FF&E reserves in an amount equal to one-twelfth of the greater of (i) 4.0% of the estimated total annual gross revenues (as set forth in borrower’s current fiscal year budget approved by lender) and (ii) the amount required to be reserved for capital expenses and FF&E expenses under the franchise agreements (initially $56,600 per month and capped at $2,500,000, subject to the borrowers providing evidence reasonably acceptable to lender indicating a minimum of $750,000 has been spent to renovate the 42 rooms located in the original wing of the University Inn Property on or prior to June 30, 2016). No reserve for insurance premiums is required so long as the borrower maintains insurance under an acceptable blanket insurance policy, provides proof of payment of renewal premiums and no event of default exists.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

PINEAPPLE HOTEL PORTFOLIO

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Cash Sweep Trigger Event (as defined below), the Pineapple Hotel Portfolio Mortgage Loan requires that the borrower or manager establish a lockbox account and direct all rents to be deposited directly into such lockbox account. Documents relating to the establishment of the lockbox account were signed at closing. During the continuance of a Cash Sweep Trigger Event, all cash flow is swept from the lockbox account to a lender-controlled cash management account. If a Cash Sweep Cure occurs, funds in the lockbox account will be swept to a borrower-controlled operating account

A “Cash Sweep Trigger Event” will occur upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter.

A “Cash Sweep Cure” will occur, with respect to clause (i) above, upon the cure of such event of default; and with respect to clause (ii) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Pineapple Hotel Portfolio Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the ongoing right to transfer the Pineapple Hotel Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) approval of the proposed transferee and transfer by lender, in its commercially reasonable discretion, including but not limited to the transferee’s creditworthiness, financial strength and real estate management, hotel management and leasing expertise; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to lender in its reasonable discretion; and (iv) at lenders option, and if required by the procedures of any rating agency rating the Series 2015-P2 Certificates, a confirmation from such rating agency that such assumption will not result in a downgrade, withdrawal or qualification of its ratings assigned to the Series 2015-P2 Certificates.

Partial Release. Following the lockout period, the borrowers may obtain the release any individual property from the lien on the Pineapple Hotel Portfolio Mortgage Loan upon a third-party sale of such property provided that certain requirements are satisfied, including: (i) defeasance or prepayment of 120% of the allocated loan amount for such property being sold and, in the case of a prepayment, payment of a prepayment premium equal to the greater of yield maintenance or 1% of the outstanding principal balance; (ii) no event of default then exists under the loan documents; (iii) after giving effect to such release, the amortizing debt service coverage ratio for the remaining properties shall be no less than the greater of (x) the amortizing debt service coverage ratio immediately preceding such release and (y) 1.95x; (iv) after giving effect to such release, the loan to value ratio of the remaining properties shall not be greater than the lesser of (a) the loan-to-value ratio of the properties immediately preceding such release and (b) 60.0% (v) receipt of a REMIC opinion and (vi) at lender’s option, receipt of a rating confirmation from each rating agency rating the Series 2015-P2 Certificates that such partial release will not result in a requalification, reduction or withdrawal of the rating assigned to the Series 2015-P2 Certificates by such rating agency.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted; however, a pledge of an indirect ownership interest in the fee borrower has been permitted as follows. A family trust of which Michelle Foreman Barnet, the non-recourse carveout guarantor, is a trustee (the “MFB Family Trust”), owns a 49% equity ownership interest in an entity named Dream Legacy LLC, which owns 100% of the equity ownership interest in the fee owner borrower. The other 51% equity ownership interest in Dream Legacy LLC is owned by a family trust of which Diane Foreman, Michelle Foreman Barnet’s mother, is a trustee. The MFB Family Trust obtained its 49% equity ownership interest in Dream Legacy LLC from Diane Foreman and, in connection therewith executed a promissory note in favor of Diane Foreman. The MFB Family Trust has pledged its equity ownership interest in Dream Legacy LLC to Diane Foreman to secure such promissory note.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Pineapple Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

No. 4 & 5 – Adler Office and Adler Industrial(1)

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office; Industrial
Original Principal Balance:	$57,000,000			Specific Property Type:	Suburban; Light Industrial
Cut-off Date Principal Balance:	$57,000,000			Location:	Doral, FL
% of Initial Pool Balance:	5.7%			Size:	Various(4)
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$97.51
Borrower Names:	AOA Office, LLC; AOA Flexx, LLC			Year Built/Renovated:	Various(4)
Sponsor:	Michael M. Adler			Title Vesting:	Fee
Mortgage Rate:	4.860%			Property Manager:	Self-managed
Note Date:	August 5, 2015			3rd Most Recent Occupancy (As of)(5):	90.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5:	85.6% (12/31/2013)
Maturity Date:	September 1, 2025			Most Recent Occupancy (As of)(5):	81.2% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	86.8% (11/03/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(6):	$5,070,543 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(6):	$4,398,664 (12/31/2014)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of)(6):	$4,023,195 (TTM 9/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$9,334,092
				U/W Expenses:	$4,177,565
				U/W NOI(6):	$5,156,527
Escrows and Reserves(3):				U/W NCF:	$4,653,278
				U/W NOI DSCR:	1.43x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.29x
Taxes	$746,233	$74,623	NAP	U/W NOI Debt Yield:	9.0%
Insurance	$302,691	$50,449	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserve	$0	$13,079	NAP	As-Is Appraised Value:	$90,000,000
TI/LC Reserve	$1,500,000	$48,715	$1,169,144	As-Is Appraisal Valuation Date:	August 4, 2015
Outstanding TI Allowance	$116,677	$0	NAP	Cut-off Date LTV Ratio:	63.3%
Rent Escrow	$426,134	$0	NAP	LTV Ratio at Maturity or ARD:	58.3%

(1)	The Adler Office mortgage loan and the Adler Industrial mortgage loan (collectively, the “Adler Office and Adler Industrial Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another. All information herein represents the Adler Office mortgage loan and the Adler Industrial mortgage loan presented as one mortgage loan. With respect to each of the Adler Office and Adler Industrial mortgage loans, the applicable loan-to-value ratios, debt service coverage ratios and debt yields for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See table set forth in “The Properties” section.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The Adler Office mortgage loan and the Adler Industrial mortgage loan (collectively, the “Adler Office and Adler Industrial Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another and are each evidenced by a single promissory note that is secured by a first mortgage encumbering a 388,305 square foot office property and a 196,267 square foot industrial property, respectively, located in Doral, Florida (collectively, the “Adler Office and Adler Industrial Properties”). The Adler Office and Adler Industrial Crossed Mortgage Loans were originated on August 5, 2015 by Principal Commercial Capital. The Adler Office and Adler Industrial Crossed Mortgage Loans had an original principal balance of $57,000,000, have an outstanding principal balance as of the Cut-off Date of $57,000,000 and accrue interest at an interest rate of 4.860% per annum. The Adler Office and Adler Industrial Crossed Mortgage Loans had an initial term of 120 months, have a remaining term of 117 months as of the Cut-off Date and require interest-only payments for the first 60 payments following origination and, thereafter, require payments of principal and interest based on a 30-year amortization schedule. The Adler Office and Adler Industrial Crossed Mortgage Loans mature on September 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Following the lockout period, the borrowers have the right to defease each of the Adler Office and Adler Industrial Mortgage Loans in whole, or in part (see “Partial Release” section), on any date before June 1, 2025. In addition, each of the Adler Office and Adler Industrial Crossed Mortgage Loans are prepayable without penalty on or after June 1, 2025.

Sources and Uses – Adler Office

Sources			Uses
Original loan amount	$40,200,000	100.0%	Loan payoff	$34,551,355	85.9%
			Reserves	2,589,671	6.4
			Closing costs	710,713	1.8
			Return of equity	2,348,261	5.8
Total Sources	$40,200,000	100.0%	Total Uses	$40,200,000	100.0%

Sources and Uses – Adler Industrial

Sources			Uses
Original loan amount	$16,800,000	100.0%	Loan payoff	$13,953,899	83.1%
			Reserves	502,064	3.0
			Closing costs	155,388	0.9
			Return of equity	2,188,649	13.0
Total Sources	$16,800,000	100.0%	Total Uses	$16,800,000	100.0%

The Properties. The Adler Office and Adler Industrial Properties are comprised of a 388,305 square foot office property and a 196,267 square foot industrial property located in Doral, Florida, approximately 17.3 miles west of Miami.

Adler Office

The Adler Office property is comprised of nine adjacent one-, two- and four-story office buildings containing 388,305 square feet and situated on 20.4 acres in Doral, Florida. The Adler Office property features seven multi-story office buildings, a single story bank drive-through building and a stand-alone fitness center building which were built between 1979 and 1999. The Adler Office property contains 1,155 surface parking spaces and 195 spaces within a parking garage for a total of 1,350 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of rentable area. As of November 3, 2015, the Adler Office property was 85.6% occupied by 104 tenants.

Adler Industrial

The Adler Industrial property consists of two proximate, non-contiguous, industrial/office/warehouse developments comprised of five buildings containing 196,267 square feet and situated on 12.1 acres in Doral, Florida. The parcel located at 1701 NW 82nd Avenue is improved with two buildings with an estimated office finish of 60.0% of the net rentable area and the parcel located at 2210 NW 82nd Avenue is improved with three buildings with an estimated office finish of 25.0% of the net rentable area. The buildings were constructed in 1988 and 1991. The Adler Industrial property contains 441 surface parking spaces, resulting in a parking ratio of 2.2 per 1,000 square feet of rentable area. As of November 3, 2015, the Adler Industrial property was 89.3% occupied by 52 tenants.

The following table presents certain information relating to the Adler Office and Adler Industrial Properties:

Property Name - Location	Allocated Cut-off Date Principal Balance	% of Cut- off Date Principal Balance(1)	% of Crossed Cut- off Date Principal Balance%	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Adler Office	$40,200,000	100.0%	70.5%	1979/NAP	388,305	$63,000,000	63.8%
1200 NW 78th Avenue – Doral, FL	5,168,571	12.9	9.1	1980/NAP	59,047	8,100,000	63.8
7855 NW 12th Street – Doral, FL	2,233,333	5.6	3.9	1980/NAP	25,400	3,500,000	63.8
7875 NW 12th Street – Doral, FL	2,297,143	5.7	4.0	1979/NAP	25,400	3,600,000	63.8
7925 NW 12th Street – Doral, FL	8,295,238	20.6	14.6	1979/NAP	71,189	13,000,000	63.8
7955 NW 12th Street – Doral, FL	5,487,619	13.7	9.6	1982/NAP	69,990	8,600,000	63.8
7975 NW 12th Street – Doral, FL	510,476	1.3	0.9	1982/NAP	1,900	800,000	63.8
8095 NW 12th Street – Doral, FL	4,594,286	11.4	8.1	1999/NAP	41,878	7,200,000	63.8
8175 NW 12th Street – Doral, FL	8,167,620	20.3	14.3	1987/NAP	65,921	12,800,000	63.8
8181 NW 12th Street – Doral, FL	3,445,714	8.6	6.0	1986/NAP	27,580	5,400,000	63.8

Adler Industrial	$16,800,000	100.0%	29.5%	1988/NAP	196,267	27,000,000	62.2%
1701-1901 NW 82nd Avenue – Doral, FL(2)	6,844,444	40.7	12.0	1991/NAP	62,832	11,000,000	62.2
2156-2298 NW 82nd Avenue – Doral, FL(3)	9,955,556	59.3	17.5	1988/NAP	133,435	16,000,000	62.2
Total/Weighted Average	$57,000,000	100.0%	100.0%		584,572	$90,000,000	63.3%

(1)	The % of Cut-off Date Principal Balance is split out separately for each of the Adler Office and Adler Industrial Crossed Mortgage Loans.
(2)	The 1701-1901 NW 82nd Avenue property consists of two industrial buildings.
(3)	The 2156-2298 NW 82nd Avenue property consists of three industrial buildings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the Adler Office and Adler Industrial Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF(1)	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(1)	Lease Expiration Date
Adler Office Major Tenants
Florida Department of Revenue	NR/NR/NR	37,750	6.5%	$22.53	$850,339	9.4%	3/31/2023(3)
Fight Club America, Inc.	NR/NR/NR	27,580	4.7%	$23.00	$634,340(4)	7.0%	11/30/2024
FCNH, Inc.	NR/NR/NR	14,280	2.4%	$28.95	$413,413	4.6%	10/31/2016
Miami-Dade County	NR/NR/NR	17,225	2.9%	$20.69	$356,343	4.0%	4/01/2018(5)
P.K. Management Group, Inc.	NR/NR/NR	15,887(6)	2.7%	$19.17	$304,582(6)	3.4%	Various(6)
Total Major Office Tenants		112,722	19.3%	$22.70	$2,559,017	28.4%

Non-Major Office Tenants		219,635	37.6%	$19.12	$4,199,345	46.6%

Total Occupied Office Tenants		332,357	56.9%	$20.33	$6,758,362	75.0%

Vacant Office		55,948	9.6%

Total Adler Office		388,305	66.4%

Adler Industrial Major Tenants
Miami Behavioral Health Center, Inc.	NR/NR/NR	10,773	1.8%	$16.88	$181,848	2.0%	8/31/2020(7)
Miami-Dade County	NR/NR/NR	11,900(8)	2.0%	$14.54	$173,067(8)	1.9%	Various(8)
Capillus, LLC	NR/NR/NR	8,418	1.4%	$14.00	$117,852	1.3%	10/31/2020(9)
J&K Mechanical LLC	NR/NR/NR	11,900	2.0%	$8.24	$98,056	1.1%	10/31/2019
Brown Y USA, Inc	NR/NR/NR	5,515	0.9%	$16.00	$88,240	1.0%	2/28/2018
Total Major Industrial Tenants		48,506	8.3%	$13.59	$659,063	7.3%

Non-Major Industrial Tenants		126,680	21.7%	$12.54	$1,588,592	17.6%

					$2,247,655	25.0%
Total Occupied Industrial Tenants		175,186	30.0%	$12.83

Vacant Industrial		21,081	3.6%

Total Adler Industrial		196,267	33.6%

Combined Occupied Total		507,543	86.8%	$17.74	$9,006,017	100.0%

Combined Vacant Total		77,029	13.2%

Combined Collateral Total		584,572	100.0%

(1)	The % of NRSF and % of Total Annual U/W Base Rent are based upon the Combined Collateral Total Tenant NRSF and the Combined Occupied Total Annual U/W Base Rent, respectively.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2016 totaling $10,517.
(3)	Florida Department of Revenue has the right to terminate its lease upon six months’ notice in the event a state-owned building becomes available to such tenant for occupancy. The obligations of the tenant under its lease are contingent upon annual appropriations.
(4)	Fight Club America, Inc. recently took occupancy and is currently paying an annual rent of $317,170 ($11.50 per square foot) through January 31, 2016. Beginning on February 1, 2016, the tenant is required to pay an annual rent of $634,340. An escrow was collected at closing for such tenant’s free/reduced rent.
(5)	Miami-Dade County has the right to terminate its lease at the Adler Office property with 90 days’ notice. The obligations of the tenant under its lease are contingent upon annual appropriations.
(6)	P.K. Management Group, Inc. occupies a 10,843 square foot space and a 5,044 square foot space with an annual underwritten rent of $22.50 per square foot and $12.02 per square foot, respectively, and lease expirations of December 31, 2017 and September 30, 2016, respectively. P.K. Management Group, Inc. has the right to terminate its 10,843 square foot space on December 31, 2016 with 120 days’ notice and payment of a $49,484 termination fee.
(7)	Miami Behavioral Health Center, Inc. may terminate its lease at any time upon 120 days’ notice if tenant’s funding from state and federal sources has been reduced by at least 20% from that established on September 1, 2012.
(8)	Miami-Dade County occupies a 5,100 square foot space, a 3,400 square foot space, and two 1,700 square foot spaces at the Adler Industrial property with annual underwritten rents of $15.79 per square foot, $14.48 per square foot, $13.11 per square foot and $12.36 per square foot, respectively, and lease expirations of April 30, 2019, April 30, 2017, June 30, 2016, and February 28, 2019, respectively. Miami-Dade County has the right to terminate at any time with 90 days’ notice the lease on the 5,100 square foot space and on the 1,700 square foot space which expires in June 30, 2016 and the right to terminate with 120 days’ notice the lease on the 3,400 square foot space. The obligations of the tenant under its leases are contingent upon annual appropriations.
(9)	Capillus, LLC has a one-time termination option effective August 31, 2018 with 90 days’ notice and payment of a $20,000 termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following tables present certain information relating to the lease rollover schedule at the Adler Office and Adler Industrial Properties:

Lease Expiration Schedule – Adler Office Property(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	3	3,186	0.8%	3,186	0.8%	$65,515	$20.56
2016	39	91,041	23.4%	94,227	24.3%	$1,881,615	$20.67
2017	25	42,663	11.0%	136,890	35.3%	$839,707	$19.68
2018	23	71,241	18.3%	208,131	53.6%	$1,418,148	$19.91
2019	4	10,567	2.7%	218,698	56.3%	$203,272	$19.24
2020	9	43,113	11.1%	261,811	67.4%	$787,186	$18.26
2021	0	0	0.0%	261,811	67.4%	$0	$0.00
2022	0	0	0.0%	261,811	67.4%	$0	$0.00
2023	1	37,750	9.7%	299,561	77.1%	$850,339	$22.53
2024	1	27,580	7.1%	327,141	84.2%	$634,340	$23.00
2025	1	5,216	1.3%	332,357	85.6%	$78,240	$15.00
Thereafter	0	0	0.0%	332,357	85.6%	$0	$0.00
Vacant	0	55,948	14.4%	388,305	100.0%	$0	$0.00
Total/Weighted Avg	106	388,305	100.0%			$6,758,362	$20.33

(1)	Information obtained from the underwritten aggregate rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space.

Lease Expiration Schedule – Adler Industrial Property(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	3,400	1.7%	3,400	1.7%	$41,450	$12.19
2016	26	66,021	33.6%	69,421	35.4%	$787,334	$11.93
2017	11	25,427	13.0%	94,848	48.3%	$349,147	$13.73
2018	9	24,887	12.7%	119,735	61.0%	$411,342	$16.53
2019	4	26,200	13.3%	145,935	74.4%	$283,154	$10.81
2020	6	29,251	14.9%	175,186	89.3%	$375,228	$12.83
2021	0	0	0.0%	175,186	89.3%	$0	$0.00
2022	0	0	0.0%	175,186	89.3%	$0	$0.00
2023	0	0	0.0%	175,186	89.3%	$0	$0.00
2024	0	0	0.0%	175,186	89.3%	$0	$0.00
2025	0	0	0.0%	175,186	89.3%	$0	$0.00
Thereafter	0	0	0.0%	175,186	89.3%	$0	$0.00
Vacant	0	21,081	10.7%	196,267	100.0%	$0	$0.00
Total/Weighted Avg	58	196,267	100.0%			$2,247,655	$12.83
(1)	Information obtained from the underwritten aggregate rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Adler Office and Adler Industrial Properties:

Historical Occupancy

Property	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/3/2015(2)
Adler Office property	89.3%	84.6%	80.1%	85.6%
Adler Industrial property	92.9%	87.7%	83.4%	89.3%
Weighted Average	90.5%	85.6%	81.2%	86.8%

(1)	Information provided by the borrowers.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and underwritten net cash flow at the Adler Office and Adler Industrial Properties on an individual basis:

Cash Flow Analysis – Adler Office Property(1)

	2013	2014	TTM 9/30/2015	U/W	U/W $ per SF
Base Rent	$6,440,393	$5,958,977	$5,677,046	$6,758,362(2)	$17.40
Grossed Up Vacant Space	0	0	0	1,164,552	3.00
Total Reimbursables	222,909	150,489	65,755	65,742	0.17
Other Income	179,016	148,682	124,577	161,029	0.41
Less Vacancy &Credit Loss	0	0	0	(1,174,332)(3)	(3.02)
Effective Gross Income	$6,842,318	$6,258,148	$5,867,378	$6,975,353	$17.96

Total Operating Expenses	$3,181,713	$3,313,718	$3,368,935	$3,350,978	$8.63

Net Operating Income	$3,660,605	$2,944,430	$2,498,443	$3,624,375(4)	$9.33
TI/LC	0	0	0	253,330	0.65
Capital Expenditures	0	0	0	97,076	0.25
Net Cash Flow	$3,660,605	$2,944,430	$2,498,443	$3,273,969	$8.43

NOI DSCR	1.44x	1.16x	.98x	1.42x
NCF DSCR	1.44x	1.16x	.98x	1.28x
NOI DY	9.1%	7.3%	6.2%	9.0%
NCF DY	9.1%	7.3%	6.2%	8.1%

(1)	The downward trend in historical operating performance occurred during the completion (still ongoing) of a $600.0 million road and infrastructure improvement project that has been underway directly east and south of the subject property since 2013. These improvements are scheduled to be completed by early 2016; however, there can be no assurance as to the effect of such completion or as to future occupancy or rental or reimbursement income.
(2)	U/W base rent includes rent steps through June 2016 totaling $57,492 and income from four new leases (50,165 square feet of net rentable area and $1,067,082 in annual base rent) that are required to commence paying full rent by February 1, 2016. Escrows for all new leases were collected at closing for free rent and outstanding tenant improvements and leasing commissions (see “Escrows” section).
(3)	The underwritten economic vacancy is 14.7%. The Adler Office property was 85.6% physically occupied as of November 3, 2015.
(4)	The increase in U/W Net Operating Income from TTM 9/30/2015 is largely due to new leasing which includes four new leases that are required to commence paying full rent by February 1, 2016. The full base rent amounts for all tenants have been included in the underwritten cash flow (differential of approximately $749,912 from the current combined annual base rent amount for such four tenants of $317,170 (which represents the current annual base rent required to be paid by Fight Club America, Inc.)).

Cash Flow Analysis – Adler Industrial Property

	2013	2014	TTM 9/30/2015	U/W	U/W $ per SF
Base Rent	$2,131,803	$2,187,761	$2,240,607	$2,247,655(1)	$11.45
Grossed Up Vacant Space	0	0	0	299,046	1.52
Total Reimbursables	25,012	24,474	28,055	29,205	0.15
Other Income	82,219	78,964	81,234	85,244	0.43
Less Vacancy &Credit Loss	0	0	0	(302,411)(2)	(1.54)
Effective Gross Income	$2,239,034	$2,291,199	$2,349,896	$2,358,739	$12.02

Total Operating Expenses	$829,096	$836,965	$825,144	$826,587	$4.21

Net Operating Income	$1,409,938	$1,454,234	$1,524,752	$1,532,152	$7.81
TI/LC	0	0	0	103,776	0.53
Capital Expenditures	0	0	0	49,067	0.25
Net Cash Flow	$1,409,938	$1,454,234	$1,524,752	$1,379,309	$7.03

NOI DSCR	1.32x	1.37x	1.43x	1.44x
NCF DSCR	1.32x	1.37x	1.43x	1.30x
NOI DY	8.4%	8.7%	9.1%	9.1%
NCF DY	8.4%	8.7%	9.1%	8.2%

(1)	Underwritten base rent includes rent steps through June 2016 totaling $27,514.
(2)	The underwritten economic vacancy is 11.7%. The Adler Industrial property was 89.3% physically occupied as of November 3, 2015.

Appraisal. As of the appraisal valuation date of August 4, 2015, the Adler Office and Adler Industrial Properties had an aggregate “as-is” appraised value of $90,000,000 ($63,000,000 for the Adler Office property and $27,000,000 for the Adler Industrial property).

Environmental Matters. According to the Phase I environmental site assessments dated June 18, 2015, there was no evidence of any recognized environmental conditions at the Adler Office and Adler Industrial Properties.

Market Overview and Competition. The Adler Office and Adler Industrial Properties are located within the Miami International Commerce Center, which is situated immediately west of the Palmetto Expressway (SR 826) and north of the Dolphin Expressway (SR 836). The subject benefits from its direct access to Miami International Airport via its ingress and egress on NW 12th Street.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ADLER OFFICE AND ADLER INDUSTRIAL

Miami International Airport serves over 80 airlines to approximately 150 destinations and handled approximately 40.6 million domestic and international passengers in 2014. International trade supports over 105,000 jobs and is a key industry in Miami. Miami International Mall is located in the northeast quadrant of the intersection of NW 12th Street and NW 107th Avenue. This regional mall contains more than 1,000,000 square feet and anchor tenants include Macy’s, H&M, JC Penney, Sears and Kohl’s. The Dolphin Mall, located in the northeast quadrant of the intersection of SR 836 and Florida’s Turnpike, includes more than 240 value oriented stores such as Bloomingdale’s The Outlet Store, Coach Factory Store, Last Call by Neiman Marcus and Saks Fifth Avenue OFF 5th. The neighborhood surrounding the subject has a large concentration of commercial and industrial development. The neighborhood is well established with limited land available to support new development. The Adler Office and Adler Industrial Properties are expected to benefit from over $600.0 million in road improvements, as a number of projects are currently being completed which are expected to facilitate tenants’ ability to access the Adler Office and Adler Industrial Properties. These projects, scheduled for completion by early 2016, are expected to further improve connectivity of the area as well as alleviate traffic congestion within the immediate area along Milam Dairy Road and NW 12th Street.

Adler Office

According to the appraisal, the Adler Office property is located within the Miami Airport office submarket of the Miami-Dade County office market. As of the first quarter of 2015, the Miami Airport office submarket had a vacancy rate of 10.7% and average asking rents of $24.89 per square foot full service. Additionally, according to a third-party market report, as of the first quarter of 2015, the Miami Airport office submarket is the largest office market in Miami-Dade, comprising 349 buildings with a total inventory of 16.1 million square feet.  The appraiser concluded market rent of $20.00-$23.50 per square foot with base year stops for office, $20.00 per square foot triple net for the health club and $40.00 per square foot triple net for the bank.

Adler Industrial

According to the appraisal, the Adler Industrial property is located within the Miami Airport industrial submarket. As of the first quarter of 2015, the Miami Airport industrial submarket had a vacancy rate of 6.4% and average asking rents of $9.48 per square foot. Additionally, according to a third-party market report, as of the first quarter of 2015, the Miami Airport industrial submarket is the largest industrial market in Miami-Dade, comprising 2,066 buildings with a total inventory of 77.6 million square feet. The appraiser concluded market rent of $15.00-$16.00 per square foot for the 1701 NW 82nd Avenue buildings and $11.50 per square foot for the 2210 NW 82nd Avenue buildings, both with base year stops.

The Borrowers. The borrowers are AOA Office, LLC and AOA Flexx, LLC, each of which is a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of each of the Adler Office and Adler Industrial Crossed Mortgage Loans. Michael M. Adler is the nonrecourse carve-out guarantor under the Adler Office and Adler Industrial Crossed Mortgage Loans. Mr. Adler owns approximately 24.5% of each borrower (72.6% when including Mr. Adler and his family members).

The Sponsors. The sponsor for the Adler Office and Adler Industrial Crossed Mortgage Loans is Michael M. Adler. Mr. Adler is the chairman and chief executive officer of The Adler Group. The Adler Group was formed in 1978 and including its affiliates has over 50 years of experience in leasing, property management, acquisitions, investment, development and construction. Throughout its history, Adler Group has developed and acquired in excess of 18.0 million square feet of industrial, office, retail, and residential real estate. The company owns and manages an extensive real estate portfolio comprised primarily of multi-tenant industrial and office properties located throughout Miami, South Florida, Central Florida, Nashville, Charlotte, Houston, and DC. Mr. Adler disclosed prior foreclosures, deeds-in-lieu of foreclosure, and receiverships with respect to five properties in which such Mr. Adler and/or his affiliates was a sponsor or investor, relating to loans ranging in amount from $5,000,000 to $36,000,000, all of which took place during the period from 2013 to the present. See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” and “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The following are brief summaries of upfront and monthly reserves for the Adler Office and Adler Industrial Crossed Mortgage Loans:

Adler Office

The loan documents for the Adler Office mortgage loan require upfront reserves in an amount determined by lender for payment of real estate taxes and insurance (currently $536,561 for real estate taxes and $213,437 for insurance premiums), $1,350,000 for general tenant improvements and leasing commissions, $100,370 for outstanding tenant improvement allowances and leasing commissions related to three tenants ($57,510 for United States Conference of Catholic Bishops, Inc., $25,862 for Community/Condotte/De Moya JV and $16,998 for Coastal Care Services, Inc.) and $389,303 for a free rent escrow related to seven tenants ($158,585 for Fight Club America, $107,421 for Coastal Care Services, Inc., $63,779 for A1 Commercial Associates Group, LLC, $38,340 for United States Conference of Catholic Bishops, Inc., $14,976 for Community/Condotte/De Moya JV, $4,403 for CTS Engineering, Inc. and $1,799 for Blue Guard Insurance Group, Inc.).

The loan documents for the Adler Office mortgage loan require monthly deposits in an amount determined by lender for payment of real estate taxes and insurance (currently $53,656 for real estate taxes and $35,573 for insurance premiums); $32,359 for general tenant improvements and leasing commissions (subject to a cap of $776,610); and $8,990 for replacement reserves.

Adler Industrial

The loan documents for the Adler Industrial mortgage loan require upfront reserves in an amount determined by lender for payment of real estate taxes and insurance (currently $209,672 for real estate taxes and $89,254 for insurance premiums), $150,000 for general tenant improvements and leasing commissions, $16,307 for outstanding leasing commissions for Capillus, LLC and $36,831

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ADLER OFFICE AND ADLER INDUSTRIAL

for a free rent escrow related to three tenants ($33,672 for Capillus, LLC, $1,700 for Liquors USA Corp. and $1,459 for Van Son Holland Ink Corporate of America).

The loan documents for the Adler Industrial mortgage loan require monthly deposits in an amount determined by lender for payment of real estate taxes and insurance (currently $20,967 for real estate taxes and $14,876 for insurance premiums); $16,356 for general tenant improvements and leasing commissions (subject to a cap of $392,534); and $4,089 for replacement reserves.

Lockbox and Cash Management. The Adler Office and Adler Industrial Crossed Mortgage Loans are structured with a hard lockbox and springing cash management. The Adler Office and Adler Industrial Crossed Mortgage Loans require all rents to be directly deposited by tenants of the Adler Office and Adler Industrial Properties into the lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt. With respect to each of the Adler Office and Adler Industrial mortgage loan, prior to the occurrence of a Cash Sweep Trigger Event (as defined below), all funds from the related lockbox account are swept into the respective borrower’s operating account. Upon the occurrence of a Cash Sweep Trigger Event with respect to the respective mortgage loan, all cash flow is swept from the related lockbox account into a lender-controlled cash management account.

With respect to each of the Adler Office and Adler Industrial mortgage loans, a “Cash Sweep Trigger Event” shall occur upon the earlier of: (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar quarter. With respect to each of the Adler Office and Adler Industrial mortgage loans, a Cash Sweep Trigger Event will expire, with respect to clause (i), upon the cure of such event of default, and with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Property Management. The Adler Office and Adler Industrial Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the Adler Office and Adler Industrial Properties, in whole but not in part, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) approval of the proposed transferee and transfer by the lender, in its commercially reasonable discretion, including, but not limited to, the proposed transferee’s creditworthiness, financial strength, and real estate management and leasing expertise; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to lender in its reasonable discretion; and (iv) at lender’s option, and if required by the procedures of any rating agency rating the Series 2015-P2 Certificates, a confirmation from such rating agency that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-P2 Certificates by such rating agency.

Partial Release. At any time following the lockout date and prior to the open period, the borrower has the right to obtain the release of any release parcel within the Adler Office and Adler Industrial Properties (see “The Properties” section above for a table identifying the release parcels) from the lien of the Adler Office and Adler Industrial Crossed Mortgage Loans in connection with a bona fide sale to a third party and subject to the terms and conditions of the loan documents, which include but are not limited to: (i) the amortizing debt service coverage ratio for the Adler Office and Adler Industrial Crossed Mortgage Loans (on a combined basis) after the release is no less than the greater of (a) the amortizing debt service coverage ratio (on a combined basis) immediately preceding the release and (b) 1.25x; (ii) the loan-to-value ratio for the Adler Office and Adler Industrial Crossed Mortgage Loans (on a combined basis) after the release does not exceed the lesser of (1) the loan-to-value ratio (on a combined basis) immediately preceding the release and (2) 64.0%; (iii) rollover for the remaining Adler Office or Adler Industrial Properties, as applicable, in any given year of the remainder of the loan term shall not be greater than 30% of net rentable area; (iv) defeasance of a portion of the loan equal to the greater of (A) 115% of the allocated loan amount of the property being released; and (b) 100% of the net proceeds received in connection with the related sale; (v) receipt of a REMIC opinion and (vi) at lender’s option, a confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the rating assigned to the Series 2015-P2 Certificates by such rating agency.

In addition, with respect to each of the Adler Office and Adler Industrial mortgage loans, a full defeasance of the respective mortgage loan may be made, without defeasance of the other such mortgage loan. Upon a full defeasance of either loan, the loan documents provide that any funds remaining in the upfront reserve for future tenant improvement and leasing commissions are to be retained by lender as security for the remaining loan and deposited into the related reserve under the remaining loan and held and disbursed in accordance with the remaining loan’s documents.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. No additional financing is in place at the time of loan closing for the Adler Office and Adler Industrial Crossed Mortgage Loans. Mezzanine financing secured by a pledge of the direct or indirect ownership interests in the related borrower is permitted for each of the Adler Office and Adler Industrial Crossed Mortgage Loans subject to lender’s standard requirements for mezzanine financing, which include among other items: (i) a maximum loan-to-value ratio of 75.0% for the combined outstanding indebtedness of the respective loan and proposed mezzanine financing; (ii) a minimum amortizing debt service coverage ratio of 1.20x for the respective loan and any proposed mezzanine financing; (iii) lease rollover in any given year of the remainder of the loan term of the respective loan shall not be greater than 30.0% of net rentable area; (iv) a satisfactory intercreditor agreement; (v) lender’s reasonable approval of the mezzanine financing loan documents; and (vi) the mezzanine lender must be an institutional lender. The loan documents provide that an affiliate of the lender or an affiliate of Principal Real Estate Investors, LLC shall have the first opportunity to provide the mezzanine financing, which election is required to be made within ten days of delivery of all requested information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ADLER OFFICE AND ADLER INDUSTRIAL

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Adler Office and Adler Industrial Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Adler Office and Adler Industrial Properties (which may have a deductible not to exceed 5.0% of the total insured value of the premises) during the loan term. At the time of closing, the Adler Office and Adler Industrial Properties had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

No. 6 – Harbor Pointe Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Mid-Rise
Cut-off Date Principal Balance(1):	$50,000,000			Location:	Bayonne, NJ
% of Initial Pool Balance:	5.0%			Size:	544 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit(1):	$202,206
Borrower Names(2):	Various			Year Built/Renovated:	2009-2010/NAP
Sponsors:	Elie Rieder and Sol Werdiger			Title Vesting:	Fee
Mortgage Rate:	4.760%			Property Manager:	Alliance Southwest, LLC
Note Date:	October 21, 2015			3rd Most Recent Occupancy (As of):	92.7% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	92.3% (12/31/2013)
Maturity Date:	November 6, 2025			Most Recent Occupancy (As of):	92.9% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	91.2% (8/10/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest Only, Balloon			3rd Most Recent NOI (As of)(4):	$7,456,491 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$6,648,287 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(4):	$7,528,110 (TTM 8/31/2015)
Lockbox Type:	Springing
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$12,490,995
				U/W Expenses:	$4,518,686
				U/W NOI:	$7,972,309
				U/W NCF:	$7,863,509
				U/W NOI DSCR(1):	1.50x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.48x
				U/W NOI Debt Yield(1):	7.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	7.1%
PILOT	$178,371	$89,186	NAP	As-Is Appraised Value:	$154,000,000
Insurance	$33,867	$16,934	NAP	As-Is Appraisal Valuation Date:	July 16, 2015
Replacement Reserves	$0	$9,067	NAP	Cut-off Date LTV Ratio(1):	71.0%
Deferred Maintenance	$54,835	$0	NAP	LTV Ratio at Maturity or ARD(1):	71.0%

(1)	The Harbor Pointe Apartments Loan Combination, with an original principal balance totaling $110,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2015-P2 Trust. The controlling Note A-1 had an original balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is expected to be contributed to the CGCMT 2015-GC35 trust. All statistical information related to the balance per unit, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Harbor Pointe Apartments Loan Combination.
(2)	See “The Borrowers” section.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Harbor Pointe Apartments Loan Combination”) that is evidenced by two pari passu notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in a multifamily apartment complex located in Bayonne, New Jersey (the “Harbor Pointe Apartments Property”). The Harbor Pointe Apartments Loan Combination was originated on October 21, 2015 by Citigroup Global Markets Realty Corp. The Harbor Pointe Apartments Loan Combination had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and accrues interest at an interest rate of 4.760% per annum. The Harbor Pointe Apartments Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Harbor Pointe Apartments Loan Combination. The Harbor Pointe Apartments Loan Combination matures in November 2025. See “Description of the Mortgage Pool – Loan Combinations – Harbor Pointe Apartments Loan Combination” in the Free Writing Prospectus.

Note A-2, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the non-controlling interest in the Harbor Pointe Apartments Loan Combination. Note A-1 (the “Harbor Pointe Apartments Companion Loan”), which is expected to be contributed to the CGCMT 2015-GC35 Trust, had an original principal balance of $60,000,000 and represents the controlling interest in the Harbor Pointe Apartments Loan Combination. The lender provides no assurances that Note A-1 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HABOR POINTE APARTMENTS

Following the lockout period, the borrowers have the right to defease the Harbor Pointe Apartments Loan Combination, in whole, but not in part, on any date before August 6, 2025. In addition, the Harbor Pointe Apartments Loan Combination is prepayable without payment of a prepayment premium on or after August 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$110,000,000	73.3%	Purchase price	$147,500,000	98.4%
Sponsor’s new cash contribution	38,916,309	25.9	Reserves	2,207,295	1.5
Other sources	1,058,059	0.7	Closing costs	267,073	0.2
Total Sources	$149,974,368	100.0%	Total Uses	$149,974,368	100.0%

The Property. The Harbor Pointe Apartments Property consists of a certified LEED Silver mid-rise apartment complex containing 544 residential units located in Bayonne, New Jersey, approximately 9.0 miles southwest of Manhattan. The Harbor Pointe Apartments Property was built in 2009-2010 and contains 521,102 square feet of rentable area and approximately 9,000 square feet of amenity space. Each unit offers, full-sized washer and dryer, walk-in closets and open layout kitchens with stainless steel appliances. The Harbor Pointe Apartments Property features amenities such as concierge service, a 9,000 square foot clubhouse with an indoor basketball court, a resort-style outdoor salt-water swimming pool, computer/media lounge, business center and full fitness studio. In addition, the Harbor Pointe Apartments Property offers shuttle service to local mass transportation stations and amenities. The Harbor Pointe Apartments Property features 756 parking spaces, resulting in a parking ratio of 1.4 spaces per unit. As of August 10, 2015, the Harbor Pointe Apartments Property was 91.2% occupied.

There are currently six employee units and 13 affordable units which are offered at below market rents. Under the Payment in Lieu of Taxes (“PILOT”) Program agreement (see “PILOT Program” section), the borrowers were required to provide the 13 units currently designated as affordable rental units at below-market rents. The following table presents certain information relating to the unit mix of the Harbor Pointe Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit(2)
Studio / 1 Bath	12	2.2%	556	$1,587
1 Bed / 1 Bath	282	51.8%	756	$1,719
2 Bed / 2 Bath	213	39.2%	1,137	$2,207
3 Bed / 2 Bath	15	2.8%	1,488	$1,935
3 Bed / 3 Bath	22	4.0%	1,664	$3,090
Total/Weighted Average	544	100.0%	958	$1,969
(1)	Information obtained from the underwritten rent roll.
(2)	There are currently 6 employee units and 13 affordable units which are offered at a discount to current rents (see “Property” and “PILOT Program” sections).

The following table presents historical occupancy percentages at the Harbor Pointe Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/10/2015(2)
92.7%	92.3%	92.9%	91.2%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HABOR POINTE APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Harbor Pointe Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$11,900,626	$11,632,684	$11,501,478	$11,666,000	93.4%	$21,445
Grossed Up Vacant Space	0	0	0	1,335,840	10.6%	2,456
Reimbursement Income(1)	358,151	429,658	453,566	453,566	3.6%	834
Other Income(2)	587,662	609,016	718,238	707,814	5.7%	1,301
Less Vacancy & Credit Loss	(135,850)	(331,921)	(181,017)	(1,672,225)(3)	13.4%	(3,074)
Effective Gross Income	$12,710,589	$12,339,437	$12,492,265	$12,490,995	100.0%	$22,961

Total Operating Expenses	$5,254,098	$5,691,150	$4,964,156	$4,518,686	36.2%	$8,306

Net Operating Income	$7,456,491	$6,648,287	$7,528,110	$7,972,309	63.8%	$14,655
Capital Expenditures	0	0	0	108,800		200
Net Cash Flow	$7,456,491	$6,648,287	$7,528,110	$7,863,509	62.9%	$14,455

NOI DSCR	1.40x	1.25x	1.41x	1.50x
NCF DSCR	1.40x	1.25x	1.41x	1.48x
NOI DY	6.8%	6.0%	6.8%	7.2%
NCF DY	6.8%	6.0%	6.8%	7.1%
(1)	Reimbursement Income includes water/sewer reimbursements, electric and gas rebill, administrative fees on water/sewer and trash reimbursements.
(2)	Other Income includes late charges, lease termination fees, pet rent, parking fees, administrative fees and other miscellaneous income.
(3)	The underwritten economic vacancy is 13.4%. The Harbor Pointe Apartments Property was 91.2% occupied as of August 10, 2015.

Appraisal. As of the appraisal valuation date of July 16, 2015, the Harbor Pointe Apartments Property had an “as-is” appraised value of $154,000,000.

Environmental Matters. According to the Phase I environmental report dated July 3, 2015, there was no evidence of any recognized environmental conditions at the Harbor Pointe Apartments Property.

Market Overview and Competition. The Harbor Pointe Apartments Property is located within the Hudson Waterfront of Northern New Jersey. The Hudson Waterfront is an 18-mile shoreline stretching from Bayonne to Fort Lee, New Jersey. There are currently 18 Fortune 500 Companies that are headquartered in Northern New Jersey. Major employers in the area include Barnabas Health, Verizon Communications, United Airlines and New Jersey Transit. According to the appraisal, the average 2014 household income and population in the city of Bayonne was $73,514 and 65,713, respectively.

The Harbor Pointe Apartments Property is situated within the Peninsula at Bayonne Harbor redevelopment area, a 420-acre man-made peninsula. The immediate area has undergone significant redevelopment in the last decade through the extension of transportation services to the Bayonne area including the construction of the Hudson Bergen Light Rail. The construction of the Hudson Bergen Light Rail has resulted in a reduced commute time into Manhattan totaling approximately 30 minutes. South Cove Commons, a 190,000 square foot retail power center, and Bayonne Crossing, a 350,000 square foot retail power center, are both located within one mile of the Harbor Pointe Apartments Property. Retailers at these centers include Stop & Shop, Walmart, Lowes, T.J. Maxx, and New York Sports Club.

According to a third party report, the Harbor Pointe Apartments Property is located in the Northern New Jersey multifamily market which consists of approximately 216,216 rental units across 994 buildings with a 4.0% vacancy rate and an average rent of $1,671 per unit per month. Within the Northern New Jersey multifamily market, the Harbor Pointe Apartments Property is located in the Hudson County submarket, which consists of 172 buildings totaling 45,071 units with a 6.4% vacancy rate and an average asking rent of $2,842 as of August 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HABOR POINTE APARTMENTS

The following table presents certain information relating to some comparable multifamily properties for the Harbor Pointe Apartments Property:

Competitive Set(1)

	Harbor Pointe Apartments (Subject)	Osprey Cove	Peninsula Court	Camelot at Bayonne	SilkLofts	Xchange at Secaucus Junction
Location	Bayonne, NJ	Secaucus, NJ	Bayonne, NJ	Bayonne, NJ	Bayonne, NJ	Secaucus, NJ
Property Type	Garden	Garden	Garden	Garden	Garden	Multifamily
Number of Units	544	116	52	96	84	799
Average Rent (per unit)	$1,960	$825	$927	$609	$682	$610
Studio	$1,587	$598	$550	NAV	$935	NAV
1 Bedroom	$1,719	$756	$1,130	$716	$829	$849
2 Bedroom	$2,207	$1,090	$1,200	$1,022	$1,210	$1,185
3 Bedroom	$2,622	NAV	NAV	NAV	NAV	$1,542
Total Occupancy	91.2%	96.6%	96.2%	75.0%	96.5%	96.5%
(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers are three tenants-in-common, each of which is a single purpose entity and Delaware limited liability company: CL Cityview Urban Renewal LLC, RS Bayonne Urban Renewal LLC and Verbena Bayonne Urban Renewal LLC,. Pursuant to the Harbor Pointe Apartments Loan Combination documents, the borrowers have waived their rights to partition the Harbor Pointe Apartments Property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Harbor Pointe Apartments Loan Combination. The guarantors of the non-recourse carveouts are Elie Rieder and Sol Werdiger.

The Sponsors. The sponsors are Elie Rieder and Sol Werdiger. Mr. Rieder is the founder and Chief Executive Officer of Castle Lanterra Equity and Castle Lanterra Properties, and has been an active real estate investor, owner, and manager since 1998. Mr. Rieder was directly involved in acquiring over 10,000 multifamily units and has invested in residential, office, hospitality, retail, and parking assets. Castle Lanterra Properties is a leading real estate investment firm founded in 2009. Based in New York, Castle Lanterra acquires, owns, and manages targeted multifamily properties in major metropolitan areas of the United States, including Chicago, Washington D.C., Baltimore, and Austin. Mr. Werdiger is the founder and Chief Executive Officer of Outerstuff, a leading designer, manufacturer and marketer of licensed children’s sports apparel for all major sports leagues in North America.

Escrows. The loan documents provide for upfront reserves in an amount of $178,371 for payment-in-lieu of real estate taxes, $33,867 for insurance and $54,835 for deferred maintenance.

On each due date, the borrowers are required to pay to the lender: (i) one-twelfth of the taxes (or payment-in-lieu thereof) that the lender estimates will be payable over the then succeeding 12-month period (initially $89,186), (ii) at the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute an approved blanket or umbrella insurance policy under the Harbor Pointe Apartments Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, and (iii) a replacement reserve in the amount of $9,067.

Lockbox and Cash Management. The Harbor Pointe Apartments Loan documents require a springing lockbox with springing cash management. The Harbor Pointe Apartments Loan documents require the borrowers, upon the first occurrence of an Harbor Pointe Apartments Trigger Period, to (or to direct the property manager to) deposit within two business days following receipt of all revenue derived from the Harbor Pointe Apartments Property and all other money payable to the borrowers with respect to the Harbor Pointe Apartments Property directly to a lender-controlled lockbox account and to send a notice to all commercial tenants directing them to pay all rents directly into the lender controlled lockbox account. So long as a Harbor Pointe Apartments Trigger Period is not in effect, all funds in the lockbox account are required to be swept and remitted on each business day to the borrowers’ operating account. During the continuance of an Harbor Pointe Apartments Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account~~.~~, and if no event of default under the Harbor Pointe Apartments Loan documents is continuing, applied to pay debt service and operating expenses of the Harbor Pointe Apartments Property and to fund required reserves in accordance with the Harbor Pointe Apartments Loan documents. After the foregoing disbursements are made and so long as a Harbor Pointe Apartments Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the Harbor Pointe Apartments Loan Combination. During the continuance of an event of default under the Harbor Pointe Apartments Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Harbor Pointe Apartments Loan or toward the payment of expenses of the Harbor Pointe Apartments Property, in such order of priority as the lender may determine.

A “Harbor Pointe Apartments Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default or (ii) the trailing 12-month debt service coverage ratio being less than 1.25x and ending upon, with respect to a Harbor Pointe Apartments Trigger Period clause by (i) above, upon the cure of such event of default; and with respect to a Harbor Pointe Apartments Trigger Period caused by (ii) above, upon the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Harbor Pointe Apartments Property is currently managed by Alliance Southwest, LLC.

PILOT Program. The Harbor Pointe Apartments Property is operating under a PILOT Program that expires in 2039 under which the borrowers do not pay real estate taxes and instead make quarterly payments to the city of Bayonne. From January 2016 through December 2021 the annual charge will be the greater of the Base Amount (as defined below) or 20% of the taxes otherwise due on the land and improvements; and from January 2022 through December 2027 the greater of the Base Amount or 40% of the taxes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HABOR POINTE APARTMENTS

otherwise due on the land and improvements. In addition to the annual charge, a 2% administrative fee based on the annual charge is payable to the city of Bayonne. The payments under the PILOT Program (“Base Amount”) are calculated as 10% of 80% of annual gross revenue of the Mortgaged Property through December 2025 and 10% of the full annual gross revenue of the Mortgaged Property thereafter and until the expiration of the program. The borrowers’ interest in the PILOT Agreement may be transferred to a successor owner (including a mortgagee in foreclosure) upon the satisfaction of certain conditions, including, without limitation, that the transferee forms an urban renewal entity in accordance with the New Jersey Long Term Tax Exemption Law and that the transferee agrees to abide by all terms and conditions of the PILOT Program.

Assumption. The borrowers have a right to transfer the Harbor Pointe Apartments Property at any time other than the 60 days prior to and following any secondary market transaction, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iii) if requested by the lender, delivery of a rating agency confirmation; and (iv) payment of an assumption fee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Harbor Pointe Apartments Property and provides for a deductible no greater than $10,000 (except with respect to earthquakes and windstorms), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, plus a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

No. 7 – Heritage Industrial Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Principal Commercial Capital			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance(1):	$41,000,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance(1):	$41,000,000			Location:	Various – See Table
% of Initial Pool Balance:	4.1%			Size:	2,578,919 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:(1)	$31.55
Borrower Names:	550BSA III, LLC and Tri-Martin IV, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Steven Greenberg and Jeffrey Greenberg			Title Vesting:	Fee
Mortgage Rate:	4.640%			Property Manager:	Self-managed
Note Date:	July 29, 2015			3rd Most Recent Occupancy (As of):	90.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.9% (12/31/2013)
Maturity Date:	August 1, 2025			Most Recent Occupancy (As of):	94.3% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of):	95.1% (11/1/2015)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$7,204,620 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,419,548 (12/31/2014)
Call Protection: (2)	L(28),D(88),O(4)			Most Recent NOI (As of):	$7,140,060 (TTM 9/30/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$10,495,223
				U/W Expenses:	$3,004,642
				U/W NOI:	$7,490,582
				U/W NCF:	$6,818,695
Escrows and Reserves(3):				U/W NOI DSCR(1):	1.49x
				U/W NCF DSCR(1):	1.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.2%
Taxes	$694,723	$141,872	NAP	U/W NCF Debt Yield(1):	8.4%
Insurance	$64,203	$16,051	NAP	As-Is Appraised Value(4):	$116,500,000
Replacement Reserves	$0	$21,517	NAP	As-Is Appraisal Valuation Date(4):	July 1, 2015
Deferred Maintenance General TI/LC Reserve	$88,889 $800,000	$0 $32,250	NAP $500,000	Cut-Off Date LTV Ratio(1):	69.9%
Staples TI/LC Reserve	$0	$33,333	$1,500,000	LTV Ratio at Maturity or ARD(1):	61.3%

(1)	The Heritage Industrial Portfolio Whole Loan (as defined below) totaling $81,375,000, is comprised of two pari passu notes (Notes A-1 and A-2), Note A-1 had an original principal balance of $41,000,000, has an outstanding principal balance of $41,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-P2 Trust. Note A-2 (the “Heritage Industrial Portfolio Companion Loan”) had an original principal balance of $40,375,000, is currently held by Principal Commercial Capital and is expected to be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Heritage Industrial Portfolio Whole Loan. See “Description of the Mortgage Pool –The Whole Loans– The Heritage Industrial Portfolio Whole Loans” in the Preliminary Prospectus.
(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of September 1, 2015. Defeasance of the Heritage Industrial Portfolio Whole Loan is permitted on or after the date that is the earlier to occur of (i) the 25th payment date after the closing date of the securitization that includes the final portion of the Heritage Industrial Portfolio Whole Loan, and (ii) forty-eight months following the first payment date under the Heritage Industrial Portfolio Whole Loan. The assumed lockout period of 28 payments is based on the expected WFCM 2015-P2 Trust closing date in December 2015.
(3)	See “Escrows” section.
(4)	The “As-Is Appraised Value” reflects a premium attributed to the value of the Heritage Industrial Portfolio Properties (as defined below) as a whole. The sum of the individual appraised values of each of the Heritage Industrial Portfolio Properties is $108,500,000, which results in a Cut-Off Date LTV Ratio of 75.0%. See “Appraisal” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Heritage Industrial Portfolio Whole Loan”) that is evidenced by two pari passu notes (A-1 and A-2) secured by a first mortgage encumbering 12 industrial/warehouse properties located in Pennsylvania, New York and Ohio (the “Heritage Industrial Portfolio Properties”). The Heritage Industrial Portfolio Whole Loan was originated on July 29, 2015 by Principal Commercial Capital. The Heritage Industrial Portfolio Whole Loan had an original principal balance of $81,375,000, has an outstanding principal balance as of the Cut-off Date of $81,375,000 and accrues interest at an interest rate of 4.640% per annum. The Heritage Industrial Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Heritage Industrial Portfolio Whole Loan matures on August 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HERITAGE INDUSTRIAL PORTFOLIO

Following the lockout period, the borrower has the right to defease the Heritage Industrial Portfolio Whole Loan in whole, or in part (see “Partial Release” section), on any date before May 1, 2025. In addition, the Heritage Industrial Portfolio Whole Loan is prepayable without penalty on or after May 1, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$81,375,000	97.1%	Loan payoff(1)	$80,854,476	96.5%
Sponsor’s new cash contribution	2,416,629	2.9	Reserves	1,647,816	2.0
			Closing costs	1,289,338
Total Sources	$83,791,629	100.0%	Total Uses	$83,791,629	100.0%
(1)	All properties excluding 4474 Steelway Boulevard, 4500 Steelway Boulevard and 4510 Steelway Boulevard were previously securitized in the CD 2007-CD4 securitization.

The Properties. The Heritage Industrial Portfolio Properties comprise 12 industrial/warehouse properties totaling 2,578,919 square feet located in New York, Ohio and Pennsylvania. Built between 1953 and 1991, the Heritage Industrial Portfolio Properties were 95.1% physically occupied by 29 tenants as of November 1, 2015. The borrower acquired the Heritage Industrial Portfolio Properties in 2007, and occupancy has reportedly averaged approximately 91.1% since the time of acquisition.

The largest tenant at the Heritage Industrial Portfolio Properties is Staples Contract & Commercial, Inc. (“Staples”), which comprises 24.1% of the net rentable area. Staples has occupied its space at the 2294 Molly Pitcher Highway property for 20 years and utilizes the spaces as its fulfillment center for online orders in the Northeast and Mid-Atlantic regions. The second largest tenant is Owens-Brockway Glass Container, Inc. (“Owens-Brockway”), which comprises 11.6% of the net rentable area, Owens-Brockway has leased its space at the 3530 East Pike Road property for 23 years and is a glass manufacturer.

The following table presents certain information relating to the Heritage Industrial Portfolio Properties:

Property Name - Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Loading Docks/ Drive-In Doors	Clear Height (Feet)	Appraised Value	Allocated Cut-off Date LTV Ratio
2294 Molly Pitcher Highway Chambersburg, PA	$28,200,000	34.7%	100.0%	1960/1991	621,400	62/17	24-32	$37,600,000	75.0%
1001 & 1011 Air Park Drive Middletown, PA	$14,400,000	17.7%	100.0%	1991/NAP	286,203	55/1	30	19,200,000	75.0%
4472 Steelway Boulevard North Clay, NY	$6,750,000	8.3%	90.7%	1977/NAP	378,500	29/3	20	9,000,000	75.0%
3530 East Pike Road Zanesville, OH	$6,427,500	7.9%	100.0%	1991/NAP	300,000	13/1	30 eave 36 peak	8,570,000	75.0%
22 Northeastern Industrial Park Guilderland, NY	$4,350,000	5.3%	100.0%	1989/NAP	104,000	22/1	30	5,800,000	75.0%
8 Northeastern Industrial Park Guilderland, NY	$4,275,000	5.3%	93.1%	1953/NAP	199,045	38/4	24	5,700,000	75.0%
4 & 8 Marway Circle Gates, NY	$3,825,000	4.7%	100.0%	1980/NAP	124,696	14/1	22	5,100,000	75.0%
4500 & 4510 Steelway Boulevard South Clay, NY	$3,075,000	3.8%	100.0%	1970/NAP	123,000	26/1	28	4,100,000	75.0%
21 Northeastern Industrial Park Guilderland, NY	$2,925,000	3.6%	100.0%	1987/NAP	100,065	16/2	36	3,900,000	75.0%
4474 Steelway Boulevard North Clay, NY	$2,925,000	3.6%	100.0%	1977/NAP	160,000	16/0	28	3,900,000	75.0%
16725 Square Drive Marysville, OH	$2,647,500	3.3%	50.0%	1987/NAP	130,735	18/1	20.2 eave 25.4 peak	3,530,000	75.0%
5 Marway Circle Gates, NY	$1,575,000	1.9%	76.6%	1976/NAP	51,275	13/2	22	2,100,000	75.0%
Total/Weighted Average	$81,375,000	100.0%	95.1%		2,578,919			$116,500,000	69.8%(1)

(1)	The Portfolio Appraised Value of $116,500,000 reflects a premium attributed to the aggregate value of the Heritage Industrial Portfolio as a whole. The sum of the appraised values of each of the individual Heritage Industrial Portfolio Properties is $108.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HERITAGE INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the tenancy at the Heritage Industrial Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Staples Contract & Commercial, Inc.(3)	BBB-/Baa2/BBB-	621,400	24.1%	$4.20	$2,609,880	30.4%	3/31/2018
Owens-Brockway Glass Container Inc.(4)	NR/Ba3/BB	300,000	11.6%	$2.60	$780,000	9.1%	4/30/2017
Victory Packaging, L.P.(5)	NR/NR/NR	195,949	7.6%	$3.35	$655,991	7.6%	9/30/2017
Iron Mountain Information Management, Inc.(6)	NR/Ba3/B+	149,881	5.8%	$4.25	$636,297	7.4%	Various(6)
McLane Foodservice, Inc. (7)	A+/Aa2/AA	104,000	4.0%	$4.50	$468,000	5.4%	8/31/2018
Total Major Tenants		1,371,230	53.2%	$3.76	$5,150,168	59.9%

Non-Major Tenants		1,081,301	41.9%	$3.62	$3,447,527	40.1%

Occupied Collateral Total		2,452,531	95.1%	$3.51	$8,597,695	100.0%

Vacant Space		126,388	4.9%

Collateral Total		2,578,919	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through June 2016 totaling approximately $74,545.
(3)	Located at the 2294 Molly Pitcher Highway property.
(4)	Located at the 3530 East Pike Road property.
(5)	Located at the 4472 Steelway Boulevard North property.
(6)	Iron Mountain Information Management, Inc. (“Iron Mountain”) leases 109,237 square feet in the 1001 Air Park Drive property with an Annual U/W Base Rent of $506,985 ($4.64 per square foot) on a lease that expires January 31, 2021 with two, 5-year renewal options and 40,644 square feet in the 4500 Steelway Boulevard property with an Annual U/W Base Rent of $129,312 ($3.18 per square foot) on a lease that expires September 30, 2022 with two, 5-year renewal options. Iron Mountain subleases approximately 4,900 square feet to an affiliate, Iron Mountain Information Management Services, Inc., in the 1001 Air Park Drive property with an annual base rent of approximately $38,583 ($7.87 per square foot) and an expiration date of June 30, 2018. Iron Mountain has a right of first refusal to purchase the 4500 Steelway Boulevard property.
(7)	Located at the 22 Northeastern Industrial Park property.

The following table presents certain information relating to the lease rollover schedule of the Heritage Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	4	193,315	7.5%	193,315	7.5%	$447,827	$2.32
2016	4	78,321	3.0%	271,636	10.5%	$240,606	$3.07
2017	7	812,831	31.5%	1,084,467	42.1%	$2,546,120	$3.13
2018	7	911,449	35.3%	1,995,916	77.4%	$3,756,434	$4.12
2019	3	152,294	5.9%	2,148,210	83.3%	$501,280	$3.29
2020	1	2,750	0.1%	2,150,960	83.4%	$9,625	$3.50
2021	3	252,677	9.8%	2,403,637	93.2%	$921,528	$3.65
2022	2	48,894	1.9%	2,452,531	95.1%	$174,275	$3.56
2023	0	0	0.0%	2,452,531	95.1%	$0	$0.00
2024	0	0	0.0%	2,452,531	95.1%	$0	$0.00
2025	0	0	0.0%	2,452,531	95.1%	$0	$0.00
Thereafter	0	0	0.0%	2,452,531	95.1%	$0	$0.00
Vacant	0	126,388	4.9%	2,578,919	100.0%	$0	$0.00
Total/Weighted Average	31	2,578,919	100.0%			$8,597,695	$3.51
(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HERITAGE INDUSTRIAL PORTFOLIO

The following table presents historical occupancy percentages of the Heritage Industrial Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/1/2015(2)
94.0%	90.2%	93.9%	94.3%	95.1%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow of the Heritage Industrial Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 9/30/2015	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$8,239,034	$8,316,139	$8,500,363	$8,285,316	$8,597,695(1)	81.9%	$3.33
Grossed Up Vacant Space	0	0	0	0	403,941	3.8	0.16
Total Reimbursables	1,730,488	1,766,020	1,916,629	1,851,957	2,045,968	19.5	0.79
Other Income	0	0	0	0	0	0.0	0.0
Less Vacancy & Credit Loss	0	0	0	0	(552,380)(2)	(5.3)	(0.21)
Effective Gross Income	$9,969,522	$10,082,159	$10,416,992	$10,137,273	$10,495,223	100.0%	$4.07

Total Operating Expenses	$2,844,648	$2,877,539	$2,997,444	$2,997,213	$3,004,642(3)	28.6%	$1.17

Net Operating Income	$7,124,874	$7,204,620	$7,419,548	$7,140,060	$7,490,582	71.4%	$2.90
TI/LC	0	0	0	0	413,995	3.9	0.16
Capital Expenditures	0	0	0	0	257,892	2.5	0.10
Net Cash Flow	$7,124,874	$7,204,620	$7,419,548	$7,140,060	$6,818,695	65.0%	$2.64

NOI DSCR	1.42x	1.43x	1.48x	1.42x	1.49x
NCF DSCR	1.42x	1.43x	1.48x	1.42x	1.36x
NOI DY	8.8%	8.9%	9.1%	8.8%	9.2%
NCF DY	8.8%	8.9%	9.1%	8.8%	8.4%
(1)	The U/W Base Rent includes contractual rent increases through June 2016 totaling approximately $74,545.
(2)	The underwritten physical vacancy is 5.0%. The Heritage Industrial Portfolio Properties were 95.1% occupied as of November 1, 2015.

Appraisal. As of the appraisal valuation dates ranging from June 4, 2015 to June 10, 2015, the Heritage Industrial Portfolio Properties had an aggregate “as-is” appraised value of $108,500,000. The appraiser also concluded to a portfolio value for the Heritage Industrial Portfolio Properties of $116,500,000 with a valuation date of July 1, 2015.

Environmental Matters. According to Phase I environmental assessments dated from May 27, 2015 to June 4, 2015, there was no evidence of any recognized environmental conditions at the Heritage Industrial Portfolio Properties.

Market Overview and Competition. The Heritage Industrial Portfolio Properties are located in five markets.

Harrisburg, Pennsylvania MSA (2 properties totaling 907,603 sq. ft., 35.2% of NRA, 44.4% of U/W Base Rent) 2294 Molly Pitcher Highway is located in Chambersburg, Pennsylvania, less than two miles west of an I-81 interchange via Kriner Road. Interstate 81 provides access to the Pennsylvania Turnpike (I-76) to the subject’s northeast, which is one of Pennsylvania’s primary east/west, limited access highways. The Chambersburg Terminal (CSX) is just 1.5 miles east of the subject and Greencastle Terminal (Norfolk Southern) is 12 miles south via I-81. Per the appraisal, the subject is located in the Harrisburg West Industrial submarket, which has an overall inventory of 74.6 million square feet. As of Q1 2015, the vacancy rate for the submarket was 4.2% with an average quoted rental rate of $4.08 per square foot, triple net.

The 1001 and 1011 Air Park Drive property is located within the Airport Industrial Park in Middletown, Pennsylvania, situated approximately two miles from the Pennsylvania Turnpike (I-76), offering access points to the east and west, and is also just off I-283, which offers access to the north and south via I-83 and I-81. According to the appraisal, the property is located in the Harrisburg East Industrial submarket, which is comprised of 585 buildings with nearly 44.6 million square feet of space. As of Q1 2015, the vacancy rate in the submarket was 8.9% and the average quoted rental rate was $3.39 per square foot, triple net. The appraisal reports roughly 8.8 million square feet of industrial properties within a 3 mile radius of the 1001 and 1011 Air Park Drive property.

Syracuse, New York MSA (3 properties totaling 661,500 sq. ft., 25.7% of NRA, 22.6% of U/W Base Rent)The 4472 Steelway Boulevard North, 4474 Steelway Boulevard North and 4500 & 4510 Steelway Boulevard South properties are located in an industrial park in Clay, New York, in suburban Syracuse, approximately 1.5 miles north of the New York State Thruway (I-90), 4 miles west of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HERITAGE INDUSTRIAL PORTFOLIO

I-81 and 8 miles west of the Syracuse Hancock International Airport. Per the appraisal, each property is located in the NE Outer Onondaga County Warehouse submarket. As of the first quarter of 2015, the submarket included nearly 9.3 million square feet of space in 144 buildings, with a 2.4% vacancy rate and an average quoted rental rate of $3.97 per square foot, triple net.

Albany, New York MSA (3 properties totaling 403,110 sq. ft., 15.6% of NRA, 14.0% of U/W Base Rent) The 8, 21 and 22 Northeastern Industrial Park properties are located in the Northeastern Industrial Park in Guilderland, New York, within the Albany MSA, immediately adjacent to the New York State Thruway (I-90). The Northeastern Industrial Park consists of 29 buildings totaling 3.0 million square foot on 586 acres, served by three rail lines (CSX, Canadian Pacific and Norfolk Southern). Per the appraisal, the properties are located in the West Outer Albany County submarket. As of Q1 2015, the submarket included just over 6.1 million square feet of space in 102 buildings, with a 13.2% vacancy rate and an average quoted rental rate of $4.27 per square foot, triple net.

Rochester, New York MSA (2 properties totaling 175,971 sq. ft., 6.8% of NRA, 7.6% of U/W Base Rent) The properties located at 4 & 8 Marway Circle and 5 Marway Circle in Gates, New York are located within an industrial park situated less than one mile east of I-490, within close proximity to the I-490 Expressway Buffalo Road Entrance and approximately two miles west of I-390, both of which access the New York State Thruway (I-90). Marway Circle is approximately four miles northwest of the Greater Rochester International Airport and six miles west of the Rochester central business district. Per their respective appraisals, 4 & 8 Marway Circle were both noted as being located in the Southwest Rochester Warehouse Industrial submarket. As of Q1 2015, the submarket included 234 buildings totaling just less than 9.9 million square feet of space, with a 12.9% vacancy rate and an average quoted rental rate of $7.58 psf/year. The appraisal for 5 Marway Circle indicated the property was located in the Southwest Rochester Flex submarket. As of Q1 2015, the submarket included 25 buildings totaling just under 3.5 million square feet of space, with a 31.8% vacancy rate and an average quoted rental rate of $8.03 per square foot, triple net.

Columbus, Ohio MSA (2 properties totaling 430,735 sq. ft., 16.7% of NRA, 11.5% of U/W Base Rent) 16725 Square Drive is located in Marysville, Ohio, near the junction of US Highway 36 and US Highway 33, which provides expressway access to I-270 and the Columbus outer-belt expressway, approximately 20 miles to the southeast. According to the appraisal, the subject is located in the Union County Warehouse submarket. As of Q1 2015, the submarket was comprised of 114 buildings totaling nearly 5.9 million square feet of space, with a 7.5% vacancy rate and an average quoted rental rate of $3.67 per square foot, triple net.

3530 East Pike Road is located in Zanesville, Ohio, immediately south of I-70 with access to the interstate approximately one mile to the west, providing access to Columbus and I-77 via I-70. Per the appraisal, the subject is located in the Muskingum and Surrounding Counties Warehouse/Distribution submarket. The submarket includes 73 buildings ranging in size from 50,000 to 500,000 square feet with just over 11 million square feet in total. As of Q1 2015, the vacancy rate for the submarket was 13.3% with an average quoted rental rate of $3.84 per square foot, triple net.

The Borrowers. The borrower is a two TIC structure, comprised of 550BSA III, LLC, and Tri-Martin IV, LLC, each of which is a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Heritage Industrial Portfolio Mortgage Loan. Steven Greenberg and Jeffrey Greenberg are the guarantors of certain non-recourse carveouts under the Heritage Industrial Portfolio Mortgage Loan. Combined, the guarantors own 62.2% of 550BSA, LLC and 36.4% of Tri-Martin IV, LLC and are the managing members of both borrowing entities.

The Sponsors. The sponsors are Steven Greenberg and Jeffrey Greenberg. Steven and Jeffrey Greenberg are the principals of Heritage Capital Group (“Heritage”), a private, family-owned real estate firm founded over 75 years ago. Heritage has invested in office, industrial and retail properties totaling more than six million square feet in 20 states in the U.S. as well as over 7,000 apartment units. Heritage currently owns and manages a portfolio consisting of 28 properties, (inclusive of the Heritage Industrial Portfolio Properties) totaling approximately 2.9 million square feet, four office properties comprising 473,000 square feet, two retail properties comprising 22,200 square feet, seven apartment properties totaling 2,055 units and two industrial properties comprising 2,850,000 square feet. The assets in Heritage’s portfolio are located in NJ, SC and NC, in addition to the locations of the Heritage Industrial Portfolio Properties. As of May 1, 2015, the reported average occupancy of Heritage’s total commercial portfolio was 92.5% excluding the seven apartment units and an unimproved land asset located in New Jersey.

Escrows. The loan documents provide for upfront escrows in the amount of $88,889 for deferred maintenance, $800,000 for tenant improvements and leasing commissions for space other than Staples (the “General TI/LC Reserve”), $694,723 for real estate taxes and $64,203 for insurance premiums. The loan documents require ongoing monthly deposits of $141,872 for real estate taxes, $16,051 for insurance premiums, $21,517 for replacement reserves and $32,250 into the General TI/LC Reserve (subject to a cap of $500,000).

The loan documents require escrows to cover the costs of tenant improvements and leasing commissions for the Staples space (the “Staples TI/LC Reserve”) consisting of monthly deposits of $33,333 for the first 15 months of the loan term and $83,333 beginning on the first payment date 12 months prior to Staples’ lease expiration (subject to a combined cap of $1,500,000). In lieu of the $83,333 monthly deposits, a $1,000,000 letter of credit may be provided by the borrower no later than 13 months prior to Staples lease expiration. The loan documents also require monthly deposits of $100,000 starting on the first payment date on or after the date that is 18 months prior to a subsequent lease expiration for Staples (or for any replacement tenant that leases all of Staples’ space) until such time as funds have accumulated to $1,800,000 for the reimbursement of tenant improvements and leasing commissions for the Staples space; provided that in lieu of such deposits an $1,800,000 letter of credit may be provided by the borrower. In addition, if only a portion of the Staples space has been leased to a replacement tenant(s), monthly deposits are required starting 18 months prior to the then-scheduled expiration date of such lease in an amount equal to $0.16 per square foot for such tenant’s space (provided that if such replacement lease is for less than five years, the required deposit will be equal to the foregoing amount multiplied by the number of years for such lease divided by five).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HERITAGE INDUSTRIAL PORTFOLIO

Lockbox and Cash Management. The Heritage Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The Heritage Industrial Portfolio Mortgage Loan requires all rents to be directly deposited by tenants of the Heritage Industrial Portfolio Properties into the lockbox account. The loan documents also require that, the borrower or property manager deposit all rents into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Sweep Trigger Event (as defined below), all funds in the lockbox account are swept into the borrowers’ operating account. Upon the occurrence and during the continuance of a Cash Sweep Trigger Event, all cash flow is swept from the lockbox account into a lender-controlled cash management account.

A “Cash Sweep Trigger Event” shall mean the occurrence of any one or more of the following as determined by lender in its sole discretion: (a) an event of default, (b) the amortizing debt service coverage ratio is less than 1.10x as of the last day of any calendar quarter for such quarter, or (c) Staples (i) ceases to operate its business from all or any material portion of the Staples space for more than 30 consecutive days, (ii) becomes the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law files for bankruptcy or other insolvency proceedings, (iii) provides notice of its intent to terminate the Staples lease, or (iv) defaults under any monetary or material non-monetary term of the Staples lease and such monetary or material non-monetary default continues after any applicable notice and cure period and such monetary or material non-monetary default would allow borrower to terminate the Staples lease.

A “Cash Sweep Cure” will occur, with respect to clause (a) above, upon the cure of such event of default; with respect to clause (b) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; with respect to clause (c) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; provided, however, that, such Cash Sweep Cure set forth in this definition shall be subject to the following conditions, (x) no event of default shall have occurred and be continuing under the cash management agreement or any of the loan documents, (y) no other Cash Sweep Trigger Event shall have occurred and be continuing, and (z) borrower shall have paid all of lender’s expenses in connection with such Cash Sweep Cure including, without limitation, reasonable attorney’s fees and expenses.

Property Management. The Heritage Industrial Portfolio Properties are managed by affiliates of the sponsors.

Assumption. The borrower has the ongoing right to transfer the Heritage Industrial Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) approval of the proposed transferee and transfer by lender, in its commercially reasonable discretion, including but not limited to the transferee’s creditworthiness, financial strength and real estate management and leasing expertise; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to lender in its reasonable discretion; and (iv) at lender’s option, and if required by the procedures of any rating agency rating the Series WFCM 2015-P2 Certificates, a rating agency confirmation from such rating agency or agencies that such assumption will not result in a downgrade, withdrawal or qualification of the ratings assigned by it to the Series 2015-P2 Certificates, along with similar confirmations from each applicable rating agency rating any securities backed by the Heritage Industrial Portfolio Companion Loan.

Purchase Option. Midwest Express Inc., the sole tenant at the 16725 Square Drive property, has the right to purchase the property at any time after the 25th payment date after the securitization of the Heritage Industrial Portfolio Whole Loan, for a purchase price equal to $4,000,000 plus all applicable defeasance costs.

Partial Release. Following the lockout period and prior to August 1, 2025, the borrower is permitted to obtain the partial release of any of the Heritage Industrial Portfolio Properties in connection with a partial defeasance, subject to certain conditions including: (i) the principal balance defeased equals the greater of (a) 120% of the allocated loan amount for the mortgaged properties located in Pennsylvania (2294 Molly Pitcher Highway; 1001 & 1011 Air Park Drive) and Guilderland, New York (8 Northeastern Industrial Park; 21 Northeastern Industrial Park; and 22 Northeastern Industrial Park) or 110% of the allocated loan amount for all other mortgaged properties; and (b) an amount equal to 100% of the net proceeds of the sale of the release property; (ii) the remaining portfolio, following release, would have (x) an amortizing debt service coverage ratio utilizing annual net operating income (without deduction for tenant improvements, leasing commissions or replacement reserves) from leases on the remaining premises that have remaining terms of at least 18 months of at least 1.25x and (y) a loan-to-value ratio of not more than 75.0%; (iv) at lender’s option, the lender has received confirmation from each rating agency rating the Series 2015-P2 Certificates that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-P2 Certificates, along with similar confirmations from each rating agency rating any securities backed by the Heritage Industrial Portfolio companion Loan; and (v) receipt of a REMIC opinion.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Heritage Industrial Portfolio Properties and business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

No. 8 – Anchorage Marriott Downtown

Loan Information				Property Information
Mortgage Loan Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$37,975,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$37,926,518			Location:	Anchorage, AK
% of Initial Pool Balance:	3.8%			Size:	392 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$193,503
Borrower Name:	Columbia Properties Anchorage, L.P.			Year Built/Renovated:	2000/2012
Sponsor:	Columbia Sussex Corporation; CSC Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	4.670%			Property Manager:	Self-managed
Note Date:	October 7, 2015			3rd Most Recent Occupancy (As of):	65.7% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	66.3% (12/31/2013)
Maturity Date:	November 6, 2025			Most Recent Occupancy (As of):	68.2% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	68.5% (TTM 8/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$9,511,675 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,789,531 (12/31/2014)
Call Protection:	L(25),D(92),O(3)			Most Recent NOI (As of):	$10,560,305 (TTM 8/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$21,884,808
				U/W Expenses:	$12,519,868
				U/W NOI:	$9,364,940
Escrows and Reserves(2):				U/W NCF:	$8,270,700
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.99x
Taxes	$245,311	$61,328	NAP	U/W NCF DSCR(1):	1.76x
Insurance	$58,129	$29,064	NAP	U/W NOI Debt Yield(1):	12.3%
FF&E Reserve	$0	$91,187	NAP	U/W NCF Debt Yield(1):	10.9%
Deferred Maintenance	$1,875	$0	NAP	As-Is Appraised Value:	$108,500,000
Comfort Letter Reserve	$2,500	$0	NAP	As-Is Appraisal Valuation Date:	September 1, 2015
Seasonality Reserve	$362,604	Springing	NAP	Cut-off Date LTV Ratio(1):	63.5%
PIP Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	61.7%

(1)	The Anchorage Marriott Downtown Loan Combination, with an original principal balance totaling $75,950,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $37,975,000, has an outstanding principal balance as of the Cut-off Date of $37,926,518 and will be contributed to the WFCM 2015-P2 Trust. The controlling Note A-1 had an original balance of $37,975,000, has an outstanding principal balance as of the Cut-off Date of $37,926,518 and is expected to be contributed to the CGCMT 2015-GC35 Trust. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Anchorage Marriott Downtown Loan Combination.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Anchorage Marriott Downtown Loan”) is part of a loan combination (the “Anchorage Marriott Downtown Loan Combination”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a 392-room full service hotel located in Anchorage, Alaska (the “Anchorage Marriott Downtown Property”). The Anchorage Marriott Downtown Loan Combination was originated on October 7, 2015 by Citigroup Global Markets Realty Corp. The Anchorage Marriott Downtown Loan Combination had an original principal balance of $75,950,000, has an outstanding principal balance as of the Cut-off Date of $75,853,035 and accrues interest at an interest rate of 4.670% per annum. The Anchorage Marriott Downtown Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Anchorage Marriott Downtown Loan Combination matures on November 6, 2025. See “Description of the Mortgage Pool – Loan Combinations – The Harbor Pointe Apartments Loan Combination” in the Prospectus.

Note A-2, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $37,975,000, has an outstanding principal balance as of the Cut-off Date of $37,926,518 and represents the non-controlling interest in the Anchorage Marriott Downtown Loan Combination. Note A-1 (the “Anchorage Marriott Downtown Companion Loan”), which is expected to be contributed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANCHORAGE MARRIOTT DOWNTOWN

to the CGCMT 2015-GC35 Trust, had an original principal balance of $37,975,000 and represents the controlling interest in the Harbor Pointe Apartments Loan Combination. The lender provides no assurances that Note A-1 will not be split further.

Following the second anniversary of the Closing Date, the borrower may defease the Anchorage Marriott Downtown Loan Combination, in whole, but not in part, on any date before September 6, 2025. In addition, the Anchorage Marriott Downtown Loan Combination is prepayable without payment of a prepayment premium on or after September 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$75,950,000	99.9%	Loan payoff	$46,113,191	60.6%
Other sources	100,000	0.1	Reserves	670,419	0.9
			Closing costs	627,362	0.8
			Return of equity	28,639,029	37.7
Total Sources	$76,050,000	100.0%	Total Uses	$76,050,000	100.0%

The Property. The Anchorage Marriott Downtown Property is a 20-story, 392-room, full service hotel located in the central business district of Anchorage, Alaska. The Anchorage Marriott Downtown Property was constructed in 2000 and renovated in 2012 and is situated near the Dena’ina Civic and Convention Center and Delaney Park. Guestrooms at the Anchorage Marriott Downtown Property are located on floors three through twenty and comprise 173 king rooms, 219 double-double rooms and 3 parlor suites (not included in the guestroom count). The Anchorage Marriott Downtown Property offers a variety of amenities including a business center, fitness center, indoor swimming pool, 2 restaurants, lounge and approximately 10,334 square feet of meeting space. The Anchorage Marriott Downtown Property currently has use of 10 parking spaces in an adjacent third-party parking garage pursuant to an agreement with Anchorage Community Development Authority – EasyPark (the “Parking Agreement”). The Parking Agreement is scheduled to expire on December 31, 2015, with Anchorage Community Development Authority – EasyPark having the option to extend the term through December 31, 2016. Additionally, per the appraisal, there are multiple surface and structured parking options in close proximity to the Anchorage Marriott Downtown Property. The Anchorage Marriott Downtown Property operates under a franchise agreement with Marriott International, Inc., that expires in December 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Anchorage Marriott Downtown Property:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	66.3%	68.2%	68.5%	68.5%
ADR	$156.22	$163.94	$171.98	$171.98
RevPAR	$103.64	$111.75	$117.73	$117.73

Total Revenue	$20,142,514	$20,819,085	$21,884,808	$21,884,808	100.0%	$55,829
Total Department Expenses	5,145,255	5,235,787	5,260,177	5,935,692	27.1	15,142
Gross Operating Profit	$14,997,259	$15,583,298	$16,624,631	$15,949,116	72.9%	$40,687

Total Undistributed Expenses	4,429,213	4,662,437	4,942,270	5,531,236	25.3	14,110
Profit Before Fixed Charges	$10,568,045	$10,920,862	$11,682,361	$10,417,880	47.6%	$26,576

Total Fixed Charges	1,056,371	1,131,331	1,122,056	1,052,940	4.8	2,686

Net Operating Income	$9,511,675	$9,789,531	$10,560,305	$9,364,940	42.8%	$23,890
FF&E	0	0	874,247	1,094,240	5.0	2,791
Net Cash Flow	$9,511,675	$9,789,531	$9,686,058	$8,270,700	37.8%	$21,099

NOI DSCR	2.02x	2.08x	2.24x	1.99x
NCF DSCR	2.02x	2.08x	2.06x	1.76x
NOI DY	12.5%	12.9%	13.9%	12.3%
NCF DY	12.5%	12.9%	12.8%	10.9%

Appraisal. As of the appraisal valuation date of September 1, 2015, the Anchorage Marriott Downtown Property had an “as-is” appraised value of $108,500,000. The appraiser also concluded to an “as stabilized” appraised value of $119,500,000 with an “as stabilized” valuation date of September 1, 2017. The “as stabilized” value assumes occupancy average daily rate and RevPAR of 69%, $189, and $130 respectively.

Environmental Matters. According to the Phase I environmental report, dated July 22, 2015, there was no evidence of any recognized environmental conditions at the Anchorage Marriott Downtown Property.

Market Overview and Competition. According to the appraisal, Anchorage is home to over 50 parks and recreational facilities and numerous museums. The Ted Stevens Anchorage International Airport serves approximately 5,000,000 passengers annually. Per the appraisal, one million tourists came through Anchorage in 2014 with industry projections indicating a 2%-3% growth in visitors statewide in 2015. Anchorage has major roads and routes that run through the city, including Alaska State Route 1, Glenn Highway and Seward Highway; public transportation is provided by People Mover Bus System throughout the city.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ANCHORAGE MARRIOTT DOWNTOWN

According to the appraisal, the Anchorage Metropolitan Statistical Area (“MSA”) had an estimated 2014 population of approximately 399,000, which is expected to grow by 2.9% to 420,000 by 2019. The top employers are in health services, grocery and merchandise, oil services, airline and financial services industries. The largest employers in the area include: Providence Health & Services, Walmart/Sam’s Club, Carrs/Safeway, Fred Meyer, ASRC Energy Services and BP Exploration Alaska. According to the appraisal, the leisure and hospitality sector is anticipated to account for 16,900 jobs in 2015.

The following table presents certain information relating to the Anchorage Marriott Downtown Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Anchorage Marriott Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2015 TTM	66.2%	$146.16	$96.71	68.0%	$171.01	$116.30	102.8%	117.0%	120.3%
Actual 2014	68.3%	$141.72	$96.83	67.3%	$163.03	$109.73	98.5%	115.0%	113.3%
Actual 2013	65.5%	$139.57	$91.47	67.3%	$158.16	$106.40	102.6%	113.3%	116.3%
(1)	Information obtained from a third party hospitality research report dated August 2015. The competitive set includes the following hotels: Sheraton Hotel & Spa Anchorage, Hilton Anchorage, Millennium The Lakefront Anchorage, Courtyard Anchorage Airport, and Hilton Garden Inn Anchorage.

The Borrower. The borrower is Columbia Properties Anchorage, L.P., a single-purpose entity and limited partnership with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Anchorage Marriott Downtown Loan. The non-recourse carveout guarantors are Columbia Sussex Corporation and CSC Holdings, LLC.

The Sponsor. The sponsor is Columbia Sussex Corporation. Columbia Sussex Corporation is a large, private, hotel company with a portfolio that primarily consists of Marriott and Hilton brand hotels.

Escrows. The loan documents provide for upfront reserves of $362,604 for a seasonality reserve, $245,311 for: real estate taxes, $58,129 for insurance premiums , $1,875 for deferred maintenance and $2,500 for expenses related to the transfer of the comfort letter.

The loan documents also provide for monthly escrows for real estate taxes in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period; insurance premiums in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period; a reserve for FF&E in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement; and a seasonality reserve in an amount equal to the applicable Seasonality Reserve Monthly Deposit (as defined below).

No property improvement plan (“PIP”) was required under the franchise agreement at origination. In the event that a PIP is required by a franchisor, the borrower will be required to deposit an amount equal to 120% of the costs of the related PIP work (as estimated by the lender in its reasonable discretion) (A) in the case of any existing or renewal franchise agreement, prior to the required commencement date of any PIP imposed thereunder and (B) in the case of any new franchise agreement, on or prior to the date such new franchise agreement is executed and delivered. Additionally, if 18 months prior to the expiration of the franchise agreement (“Franchise Renewal Date”) a Franchise Renewal Event (as defined below) has not occurred, within 12 months of the Franchise Renewal Date, the borrower is required to post a letter of credit or cash in amount equal to 120% of the Additional PIP Work Costs (as defined below), less any sums then on deposit in the FF&E escrow and the PIP escrow.

The “Additional PIP Work Costs” means the costs associated with any PIP included in the renewal or extension of the existing franchise agreement or a new franchise agreement as set forth in a PIP budget submitted by the borrower and approved by the lender in its reasonable discretion, or, if such costs are not set forth in the PIP budget or if there is no PIP budget approved by the lender, as set forth in the appraisal delivered in connection with the closing of the Anchorage Marriott Downtown Loan. At origination, it was estimated that the costs associated with a PIP in conjunction with a new franchise agreement would be approximately $5,900,000.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to (1) during the continuance of an Anchorage Marriott Downtown Trigger Period (see “Lockbox and Cash Management” section) where an approved annual budget exists as of the date of determination, one-twelfth of 5% of the greater of (x) the annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or (2) if no Anchorage Marriott Downtown Trigger Period is continuing or during the continuance of an Anchorage Marriott Downtown Trigger Period where no approved annual budget exists as of the date of determination, one-twelfth of 5% of the annual gross revenues for the hotel related operations at the Anchorage Marriott Downtown Property for the immediately preceding calendar year as reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2015 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in April 2016 and on each monthly payment date falling in each subsequent April thereafter. Notwithstanding anything herein to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Anchorage Marriott Downtown Loan documents upon 30 days’ notice to the borrower if (1) an Anchorage Marriott Downtown Trigger Period is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Anchorage Marriott Downtown Property and/or (2) the lender determines in its reasonable discretion that an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

ANCHORAGE MARRIOTT DOWNTOWN

increase is necessary to reflect increased FF&E expenditures required under the franchise agreement and/or set forth in any amendment to the most recently determined approved annual budget.

A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that (i) the related franchise agreement has not been extended or replaced by a new franchise agreement in accordance with the terms of the Anchorage Marriott Downtown Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Anchorage Marriott Downtown Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder, and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the Anchorage Marriott Downtown Loan documents.

The “Seasonality Reserve Monthly Deposit” is equal to 110% of the quotient of (x) the aggregate amount by which operating income at the Anchorage Marriott Downtown Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x based on the then-current annual budget (“Negative Monthly Amount”) for the 12-month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then-current seasonality annual budget.

Lockbox and Cash Management. The Anchorage Marriott Downtown Loan is structured with a lender-controlled lockbox in place at origination and springing cash management. The borrower sent letters to all credit card companies directing such companies to pay rent directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Anchorage Marriott Downtown Property in the lockbox account. Prior to the occurrence of an Anchorage Marriott Downtown Trigger Period, funds in the lockbox account are disbursed to the borrower’s operating account. Upon the occurrence of an Anchorage Marriott Downtown Trigger Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service and property operating expenses, and for the funding of monthly escrows, with any excess to (i) to the extent the Anchorage Marriott Downtown. Trigger period was caused solely by the failure of a Franchise Renewal Event to occur on or before the Franchise Renewal Date, deposited to the PIP escrow and (ii) to the extent the Anchorage Marriott Downtown Trigger Period was caused by any event other than as described in the preceding clause (i), held as additional collateral by the lender until the expiration of the applicable Anchorage Marriott Downtown Trigger Period after which it is returned to the borrower.

An “Anchorage Marriott Downtown Trigger Period” means a period (a) commencing upon the occurrence of an event of default and continuing until the cure or the lender’s waiver of such event of default; (b) commencing upon the occurrence of the debt service coverage ratio being less than 1.30x, and continuing until the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters; (c) commencing upon the occurrence of a Franchise Agreement Trigger Event (as defined below) and continuing until the borrower has cured all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, the Anchorage Marriott Downtown Property continues to be operated pursuant to the franchise agreement and all permits applicable to the franchise agreement are in full force and effect; (d) commencing upon the non-delivery of an estoppel attesting to an extension of the franchise agreement or its replacement with a qualifying agreement for a term no shorter than expiring three years after the maturity date of the Anchorage Marriott Downtown Loan, which franchise agreement or qualified replacement is in full force and effect without defaults thereunder, and for which any required renovation reserve has been deposited, on or before eighteen months prior to the expiration of the franchise agreement, and continuing until the delivery of such estoppel; or (e) commencing upon the occurrence of a bankruptcy action of the property manager and continuing until such property manager is replaced in accordance with the Anchorage Marriott Downtown Loan documents, or (f) commencing upon the occurrence of the debt yield falling below 8.25% and continuing until the debt yield is 8.50% for two consecutive calendar quarters.

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement; and (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect.

Property Management. The Anchorage Marriott Downtown Property is managed by an affiliate of the borrower.

Assumption. The borrower has a one-time right to transfer the Anchorage Marriott Downtown Property at any time other than the 60 days prior to and following any secondary market transaction, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iii) if requested by the lender, delivery of a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2015-P2 Certificates;, and (iv) payment of an assumption fee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy with a deductible no greater than $100,000 (except with respect to earthquake and windstorm coverage) that provides coverage for terrorism in an amount equal to the full replacement cost of the Anchorage Marriott Downtown Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

No. 9 – Harvey Building Products Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various
Original Principal Balance(1):	$33,000,000			Specific Property Type:	Various
Cut-off Date Principal Balance(1):	$32,922,772			Location:	Various – See Table
% of Initial Pool Balance:	3.3%			Size:	2,046,119 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$53.63
Borrower Name:	Harvey Propco, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Dunes Point Capital LLC			Title Vesting:	Fee
Mortgage Rate:	4.850%			Property Manager:	Self-managed
Note Date:	October 1, 2015			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(3):	NAV
Maturity Date:	October 6, 2020			Most Recent Occupancy(3):	NAV
IO Period:	None			Current Occupancy:	100.0% (12/1/2015)
Loan Term (Original):	60 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(3):	NAV
Call Protection:	L(26),D(30),O(4)			Most Recent NOI (3):	NAV
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$14,531,091
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$435,933
				U/W NOI:	$14,095,158
				U/W NCF:	$13,683,832
				U/W NOI DSCR(1):	2.02x
				U/W7 NCF DSCR(1):	1.96x
Escrows and Reserves(2):				U/W NOI Debt Yield(1):	12.8%
				U/W NCF Debt Yield(1):	12.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(4):	$205,460,000
Taxes	$1,207,022	$199,837	NAP	As-Is Appraisal Valuation Date(4):	Various
Insurance	$594,489	$78,692	NAP	Cut-off Date LTV Ratio(1):	53.4%
Deferred Maintenance	$500,000	NAP	NAP	LTV Ratio at Maturity or ARD(1):	49.3%

(1)	The Harvey Building Products Loan Combination (as defined below), with an original principal balance of $110,000,000, is comprised of four pari passu notes (Notes A-1, A-2-A, A-2-B and A-3). The non-controlling Note A-3 has an original balance of $33,000,000, has an outstanding principal balance of $32,922,772 as of the Cut-off Date and will be contributed to the WFCM 2015-P2 Trust. The controlling Note A-1 had an original principal balance of $42,000,000 and was contributed to the COMM 2015-LC23 Trust. The non-controlling Note A-2-A and Note A-2B, had an aggregate original principal balance of $35,000,000 and are expected to be contributed to a future trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Harvey Building Products Loan Combination.
(2)	See “Escrows” section.
(3)	Historical NOI and Historical Occupancy are unavailable as the borrower entered into a new 20-year master lease with an affiliate of the borrower at closing of the Harvey Building Products Portfolio Loan.
(4)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Harvey Building Products Portfolio Loan Combination”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2-A, A-2-B and A-3) secured by a first mortgage encumbering the fee interest in a portfolio of 27 warehouse properties, two manufacturing properties, and one office property located across seven states, totaling 2,046,119 square feet (the “Harvey Building Products Portfolio” or the “Harvey Building Products Portfolio Properties”). The Harvey Building Products Portfolio Loan Combination was originated on October 1, 2015 by Ladder Capital Finance LLC. The Harvey Building Products Portfolio Loan Combination had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $109,742,575 and accrues interest at an interest rate of 4.850% per annum. The Harvey Building Products Portfolio Loan Combination had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Harvey Building Products Portfolio Loan Combination matures on October 6, 2020. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Harvey Building Products Portfolio Loan Combination” in the Free Writing Prospectus.

The non-controlling Note A-3, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $33,000,000 and had an outstanding principal balance as of the Cut-off Date of $32,922,772. The controlling Note A-1, which had an original principal balance of $42,000,000, was contributed to the COMM 2015-LC23 Trust. The non-controlling Note A-2-A and Note A-2-B have an aggregate original principal balance of $35,000,000 and are expected to be contributed to a future trust. Note A-1, Note A-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

HARVEY BUILDING PRODUCTS PORTFOLIO

2-A and A-2-B are referred to herein as the “Harvey Building Products Companion Loans”. The lender provides no assurances that any non-securitized notes will not be split further.

Following the lockout period, the borrower has the right to defease the Harvey Building Products Portfolio Loan Combination in whole or in part (see “Partial Release” section) on any date before July 6, 2020. In addition, the Harvey Building Products Portfolio Loan Combination is prepayable without penalty on or after July 6, 2020

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$42,000,000	$41,901,710	COMM 2015-LC23	Yes
Note A-2-A	$25,000,000	$24,941,494	Ladder Capital Finance, LLC(1)	No
Note A-2-B	$10,000,000	$9,976,598	Ladder Capital Finance, LLC(1)	No
Note A-3	$33,000,000	$32,922,772	WFCM 2015-P2	No
Total	$110,000,000	$109,742,575
(1)	The Notes A-2-A and A-2-B are expected to be contributed to a future trust.

Sources and Uses

Sources			Uses
Original oan amount	$110,000,000	36.7%	Purchase price(2)	$295,000,000	98.4%
Sponsor’s new cash contribution	113,000,000	37.7	Reserves	500,000	0.2
Opco Term Loan(1)	70,000,000	23.4	Closing costs(3)	4,250,000	1.4
Seller Preferred Shares(1)	5,000,000	1.7
Opco Revolver(1)	1,750,000	0.6
Total Sources	$299,750,000	100.0%	Total Uses	$299,750,000	100.0%
(1)	Dunes Point Capital acquired Harvey Building Products for a total purchase price of $295.0 million and a total cost basis of $299.8 million inclusive of closing costs.
(2)	The Purchase Price reflects the acquisition of both the Harvey Building Products Portfolio Opco and Propco. The appraised value for the Harvey Building Products Portfolio Properties is $205.5 million.
(3)	The Closing Costs reflect the closing costs incurred as a result of the acquisition of the Harvey Building Products Portfolio Opco and Propco. The Closing Costs for the Harvey Building Products Portfolio Properties were approximately $1.1 million.

The Properties. The Harvey Building Products Portfolio Loan Combination is secured by a first mortgage encumbering the fee interest in a portfolio of 27 warehouse properties, two manufacturing properties and one office property located across seven states, totaling 2,046,119 square feet. The Harvey Building Products Portfolio warehouse properties are located in Massachusetts, Connecticut, Maine, Rhode Island, Pennsylvania, New Hampshire and Vermont and serve as distribution and sales centers for the Harvey Building Products Portfolio. The Harvey Building Products Portfolio manufacturing properties are located in Massachusetts and New Hampshire and are where the company produces all of its windows and doors. The Harvey Building Products Portfolio office property is located in Waltham, Massachusetts and serves as the corporate headquarters for Harvey Industries, Inc., housing its finance, accounting, sales, and senior management teams.

27 of the 30 properties are located in New England (93.2% square feet, 94.9% allocated loan amount), with the largest concentration by state located in Massachusetts, where 11 properties representing 35.6% of property square feet and 39.5% of allocated loan amount are located. The Harvey Building Products Portfolio Properties were built between 1950 and 2009, with an average age of 19 years.

The Harvey Building Products Portfolio Properties consist of a blend of office, warehouse, and manufacturing space and range from approximately 13,736 square feet to 376,294 square feet in size.

Harvey Industries, Inc. (“Harvey Building Products” or “Opco”) executed a single 20 year absolute net unitary master lease (“Master Lease”) for the 30 properties at an initial yearly base rent of $14,950,000 ($7.31 per square foot). The Master Lease represents an absolute net lease, with Harvey Building Products responsible for the direct payment of all real estate taxes, insurance premiums and capital expenditures. The Master Lease has no termination options except with respect to substantial condemnation of an affected property and termination options tied to casualty or changes in law during the last two years of the initial term of the Master Lease or any option period. There are contractual rent steps of up to a 10.0% increase every six years and there are two, five-year renewal options with 360 days’ notice required.

Harvey Building Products offers a broad base of exterior products including: vinyl windows, exterior doors, vinyl siding, shutters, PVC trim, and decking. The company’s revenue streams are split approximately 40.0% in the manufacture and direct to contractor sale of Harvey-branded windows and doors, and approximately 60.0% in the distribution of third party building products to contractors. Harvey Building Products reported total revenues of $403.9 million over the trailing twelve month period ended May 31, 2015.

Harvey Building Products is a leading manufacturer and marketer of premium vinyl windows, as well as a wholesale distributor of a broad range of exterior building products, and has been in continuous operation since 1961. They currently have the leading market position for vinyl windows in its core Northeastern markets and have installed over 10 million windows since 1990. Harvey Building Products is consistently ranked in the top 15 manufacturers on Windows & Door’s Top 100 Manufacturers list.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

HARVEY BUILDING PRODUCTS PORTFOLIO

According to the company’s trailing 12-month financial statements ended July 2015, the warehouse locations that will serve as collateral for the Harvey Building Products Portfolio Loan Combination generated total sales of $324,852,851, representing a 2.8% occupancy cost on the their allocated rental rate of $9,077,888. Overall, the collateral locations represent a majority of Harvey Building Products’ sales.

Historical Harvey Building Products Portfolio Properties EBITDAR
State	2009	2010	2011	2012	2013	2014	2015	T-12 7/30/2015
EBITDAR	30,400,000	36,725,000	32,102,000	32,441,000	33,300,000	31,877,000	33,470,000	36,238,000
Rent Coverage Ratio	2.0x	2.5x	2.1x	2.2x	2.2x	2.1x	2.2x	2.4x

The following table presents certain information relating to the Harvey Building Products Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Allocated LTV	Appraised Value
Londonderry Manufacturing - Londonderry, NH	$21,200,270	19.3%	100.0%	2007/NAP	376,294	53.0%	$40,000,000
Waltham Corporate - Waltham, MA	$10,854,538	9.9%	100.0%	2000/2015	54,400	56.9%	$23,900,000
Dartmouth Manufacturing - North Dartmouth, MA	$10,126,247	9.2%	100.0%	1998/NAP	235,239	45.4%	$17,800,000
Nashua - Nashua, NH	$5,108,018	4.7%	100.0%	2006/NAP	111,594	53.8%	$9,500,000
West Bridgewater - West Bridgewater, MA	$4,738,884	4.3%	100.0%	2005/NAP	81,776	60.0%	$7,900,000
Woburn - Woburn, MA	$4,689,001	4.3%	100.0%	1989/NAP	76,054	63.4%	$7,400,000
Manchester, NH - Manchester, NH	$3,873,913	3.5%	100.0%	2003/NAP	81,747	53.8%	$7,200,000
New London - Waterford, CT	$3,641,458	3.3%	100.0%	2008/NAP	70,642	55.0%	$6,620,000
East Haven - East Haven, CT	$3,392,043	3.1%	100.0%	2005/NAP	70,089	46.8%	$6,300,000
Salem - Salem, NH	$3,392,043	3.1%	100.0%	2001/NAP	58,286	53.8%	$5,500,000
Bethlehem - Bethlehem, PA	$3,292,277	3.0%	100.0%	1973/NAP	71,091	56.5%	$5,500,000
Lincoln - Lincoln, RI	$3,167,570	2.9%	100.0%	2003/NAP	80,240	53.7%	$5,900,000
Berlin - Berlin, CT	$3,042,862	2.8%	100.0%	1995/NAP	43,796	59.9%	$5,390,000
Woburn CPD - Woburn, MA	$2,992,979	2.7%	100.0%	1984/NAP	59,800	47.0%	$6,400,000
Norwalk I - Norwalk, CT	$2,494,149	2.3%	100.0%	1972/NAP	40,232	61.7%	$5,310,000
Dartmouth - Dartmouth, MA	$2,394,383	2.2%	100.0%	1974/NAP	63,117	48.9%	$4,900,000
Braintree - Braintree, MA	$2,244,735	2.0%	100.0%	1986/NAP	32,531	44.5%	$3,700,000
Manchester, CT - Manchester, CT	$2,095,086	1.9%	100.0%	1996/NAP	49,175	53.4%	$3,920,000
Portland - Portland , ME	$2,095,086	1.9%	100.0%	1976/NAP	48,145	53.7%	$3,900,000
Norwalk II - Norwalk, CT	$1,895,554	1.7%	100.0%	1974/NAP	30,000	60.7%	$4,260,000
Warwick - Warwick, RI	$1,883,582	1.7%	100.0%	1997/NAP	43,899	53.8%	$3,500,000
Fitchburg - Fitchburg, MA	$1,614,214	1.5%	100.0%	2002/NAP	39,433	53.8%	$3,000,000
Auburn - Auburn , MA	$1,560,340	1.4%	100.0%	1983/NAP	37,132	53.8%	$2,900,000
Portsmouth - Portsmouth, NH	$1,506,466	1.4%	100.0%	1993/NAP	31,470	53.8%	$2,800,000
Southampton - Huntingdon Valley, PA	$1,247,075	1.1%	100.0%	2009/NAP	36,421	53.1%	$2,350,000
Hyannis - Hyannis, MA	$1,184,222	1.1%	100.0%	1986/NAP	24,070	53.8%	$2,200,000
Wilkes-Barre - Forty Fort, PA	$1,097,426	1.0%	100.0%	1950/1999	32,200	47.5%	$1,900,000
Berlin CPD - Berlin, CT	$1,072,484	1.0%	100.0%	1977/2002	28,163	56.2%	$1,910,000
Springfield - Springfield, MA	$997,660	0.9%	100.0%	1989/NAP	25,347	57.8%	$2,100,000
White River Junction - White River Junction, VT	$848,011	0.8%	100.0%	1981/NAP	13,736	56.5%	$1,500,000
Total/Weighted Average	$109,742,575	100.0%	100.0%		2,046,119		$205,460,000
(1)	Based on the entire Harvey Building Products Portfolio Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

HARVEY BUILDING PRODUCTS PORTFOLIO

The following table presents certain information relating to the tenant at the Harvey Building Products Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date
Major Tenant
Harvey Industries, Inc.	NR/NR/NR	2,046,119	100.0%	$7.31	$14,947,405	100.0%	$172	4.2%	10/31/2035(2)
Total Major Tenant		2,046,119	100.0%	$7.31	$14,947,405	100.0%

(1)	Sales PSF and Occupancy Costs are for the trailing 12-months period ending July 31, 2015.
(2)	Harvey Industries, Inc. has two, 5-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at the Harvey Building Products Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	2,046,119	100.0%	2,046,119	100.0%	$14,947,405	$7.31
Vacant	0	0	0.0%	2,046,119	100.0%	$0	$0.00
Total/Weighted Average	1	2,046,119	100.0%			$14,947,405	$7.31
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Harvey Building Products Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/1/2015(2)
NAV	NAV	NAV	100.0%
(1)	Historical NOI and Historical Occupancy are unavailable as the borrower entered into a new 20-year master lease with an affiliate of the borrower at closing of the Harvey Building Products Portfolio Loan.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HARVEY BUILDING PRODUCTS PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Harvey Building Products Portfolio Properties:

Cash Flow Analysis

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$14,947,405	102.9%	$7.31
Rent Steps	$0	0.0	0.00
Grossed Up Vacant Space	$0	0.0	0.00
Total Reimbursables(2)	847,259	5.8	0.41
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(1,263,573)(3)	(8.7)	(0.62)
Effective Gross Income	$14,531,091	100%	$7.10

Total Operating Expenses(2)	$435,933	3.0%	$0.21

Net Operating Income	$14,095,158	97.0%	$6.89
TI/LC	0	0.0	0.00
Capital Expenditures(2)	411,326	2.8	0.20
Net Cash Flow	$13,683,832	94.2%	$6.69

NOI DSCR	2.02x
NCF DSCR	1.96x
NOI DY	12.8%
NCF DY	12.5%
(1)	Lease between the borrower and Harvey Industries, Inc. covering all of the Harvey Building Products Portfolio Properties (the “Portfolio Lease”) commenced on October 1, 2015 and extends to October 31, 2035, at which time Harvey Industries, Inc. has two, 5-year options to extend the term. The base rent is currently $14,947,405 and escalates at CPI, capped at 2.0%, annually.
(2)	The Portfolio Lease is an absolute-NNN lease with the Tenant responsible for all costs of operations and maintenance.
(3)	The underwritten economic vacancy is 8%. The Harvey Building Products Portfolio was 100% leased as of December 1, 2015.

Appraisals. As of the appraisal valuation dates ranging from September 1, 2015 to October 1, 2015, the Harvey Building Products Portfolio Properties had an aggregate “as-is” appraised value of $205,460,000.

Environmental Matters. According to the Phase I environmental site assessments dated from September 9, 2015 to September 16, 2015, Phase II reports were recommended for the following properties: with respect to the Waltham Corporate property, to rule out groundwater contamination; with respect to the Woburn property, to rule out groundwater contamination and ensure containment of existing aboveground storage tanks; with respect to the Woburn CPD property, to ensure that the underground storage tanks have been removed and to rule out groundwater contamination; with respect to the Bethlehem property, to rule out groundwater contamination; and with respect to the Fitchburg property, to rule out groundwater contamination. The Borrower agreed to undertake mitigating actions under the environmental indemnity and environmental insurance was obtained for the portfolio in lieu of obtaining Phase II reports. See “Description of the Mortgage Pool—Environmental Considerations” in the Free Writing Prospectus.

The Borrower. The borrower is Harvey Propco, LLC, a limited liability company and single purpose entity whose managing member has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Harvey Building Products Portfolios. Dunes Point Capital LLC, the sponsor of the borrower, Harvey Propco, LLC, is the guarantor of certain nonrecourse carveouts under the Harvey Building Products Portfolio Loan Combination.

The Sponsor. The sponsor is Dunes Point Capital LLC (“Dunes Point Capital”). Dunes Point Capital is a family office and private investment firm founded in 2013 by former Blackstone Group LP executive, Timothy White. Dunes Point Capital invests in industrial and energy companies. Dunes Point Capital is a wholly owned subsidiary of White Group Holdings. The Dunes Point Capital team has invested or overseen the investment of over $5 billion in transactions over the last 20 years.

Escrows. The loan documents provide for upfront reserves in the amount of $1,207,022 for real estate taxes, $594,489 for insurance premiums and $500,000 for required repairs. The loan documents also require ongoing monthly reserves of $199,837 for real estate taxes and $78,692 for insurance premiums.

Lockbox and Cash Management. The Harvey Building Products Portfolio Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower cause all receipts payable with respect to the Harvey Building Products Portfolio Properties to be transmitted directly into such lockbox account. Prior to the occurrence of a Cash Sweep Event Period (as defined below), all excess cash flow on deposit in the lockbox account will be disbursed to the borrower. During a Cash Sweep Event Period (as defined below), all excess cash flow is required to be swept to a lender-controlled cash management account.

A Cash Sweep Event Period will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) Opco ceases to conduct its normal business operations in at least 80% of the total square footage at the Harvey Building Products Portfolio (it being understood that one or more subtenants conducting normal business operations in up to 10% of the total square feet at the property in the aggregate may count towards the 80% requirement); (iii) Opco (or its parent) being adjudicated insolvent or filing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HARVEY BUILDING PRODUCTS PORTFOLIO

for bankruptcy; (iv) either (a) the Opco (or its successor) failing to satisfy the 4.5x EBITDA leverage ratio under Opco’s existing term loan or (b) the borrower failing to deliver the financial information required to be delivered under the lease or under any term loan or credit facility of Opco (“Opco Debt”) (including, without limitation, a calculation of EBITDA and adjusted EBITDA and a calculation of the leverage covenant under such term loan) and/or; (v) a default in the payment of principal or interest under the Opco Debt after applicable notice and cure periods.

A Cash Sweep Event Period will expire with respect to (i), once the event of default has been cured and such cure is accepted by the lender; with respect to (ii), once the Opco or another qualified tenant has reopened for business in at least 85% of the total square footage at the Harvey Building Products Portfolio for two consecutive quarters; with respect to (iii), such adjudication has been vacated, withdrawn, reversed on appeal, or determined to be incorrect or no longer the case in a final non-appealable judgment; with respect to (iv)(a), once the EBITDA leverage ratio under Opco’s existing term loan is below 4.5x, with respect to (iv)(b), the date on which the borrower delivers financial information; with respect to (v), the date on which the payment default is cured.

A “Re-tenanting Event” shall mean that the borrower has entered into one or more replacement leases acceptable to lender with a tenant reasonably acceptable to Lender for the portion of the property which had previously been occupied by Opco, and (i) that each tenant has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease(s) are comparable to existing local market rates for similar properties and, in the aggregate, no less than the rent payable under the Opco lease, (iii) that all landlord obligations under any such replacement lease(s) with respect to required landlord and tenant improvement obligations and leasing commission obligations and all other landlord obligations have been duly performed, completed and paid for, such evidence to include, without limitation, a fully-executed lease and an acceptable estoppel certificate from each such tenant, (iv) each tenant under any such replacement lease has entered into attornment agreement reasonably satisfactory to Lender, and (v) after taking into account any new lease(s) with any such replacement tenant(s), at least eighty percent (80%) of the square footage of the premises demised under the Opco lease is occupied by Opco and/or such replacement tenant(s).

Property Management. The Harvey Building Products Portfolio Properties is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Harvey Building Products Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-P2 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to release any constituent properties in connection with a partial defeasance, subject to certain conditions including vey Building Products Portfolio Properties provided, among other things, (i) no event of default has occurred and is continuing; (ii) partial defeasance of the greater of (a) net sales proceeds of released property and (b) 125% of the allocated loan amount of released property; (iii) the loan-to-value ratio with respect to the remaining properties will be equal to or less than 60.0%; once at least $11,000,000 of the principal amount has been repaid or defeased.

Real Estate Substitution. None.

Subordinate and Mezzanine Indebtedness. None. The Harvey Building Products Portfolio Loan Combination documents allow for the pledge of direct or indirect interests in the guarantor of the mortgage loan to secure corporate level financing, provided that the aggregate value of the Harvey Building Products Portfolio Properties is not more than 25% of the value of all security for such financing. There is no requirement for an intercreditor agreement in connection with such pledges.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Harvey Building Products Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

No. 10 – JW Marriott Santa Monica Le Merigot

Loan Information				Property Information
Loan Combination Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$31,200,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$31,162,303			Location:	Santa Monica, CA
% of Initial Pool Balance:	3.1%			Size:	175 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$356,140
Borrower Name:	CW Hotel Limited Partnership			Year Built/Renovated:	1999/2014
Sponsor(2):	William J. Yung III			Title Vesting:	Leasehold
Mortgage Rate:	4.970%			Property Manager:	Self-managed
Note Date:	October 7, 2015			3rd Most Recent Occupancy (As of):	85.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.3% (12/31/2013)
Maturity Date:	November 6, 2020			Most Recent Occupancy (As of):	99.2% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	97.5% (8/31/2015)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$8,335,496 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,528,195 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(2), or D(32),O(3)			Most Recent NOI (As of):	$9,737,032 (TTM 8/31/2015)
Lockbox Type:	Hard/ Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$25,647,276
				U/W Expenses:	$17,260,703
Escrows and Reserves(4):				U/W NOI(5):	$8,386,572
				U/W NCF:	$7,104,208
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.09x
Taxes	$533,964	$66,746	NAP	U/W NCF DSCR(1):	1.77x
Insurance	$70,120	$23,373	NAP	U/W NOI Debt Yield(1):	13.5%
FF&E	$0	$106,864	NAP	U/W NCF Debt Yield(1):	11.4%
Seasonality Reserve	$389,819	$0	NAP	As-Is Appraised Value:	$104,000,000
Ground Lease Reserve	$272,250	$0	NAP	As-Is Appraisal Valuation Date:	September 1, 2015
Rent Adjustment Reserve	$9,881,593	$0	NAP	Cut-off Date LTV Ratio(1):	59.9%
Comfort Letter Reserve	$2,500	$0	NAP	LTV Ratio at Maturity or ARD(1):	55.3%

(1)	The JW Marriott Santa Monica Le Merigot Loan Combination, with an original principal balance totaling $62,400,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $31,200,000, has an outstanding principal balance as of the Cut-off Date of $31,162,303 and will be contributed to the WFCM 2015-P2 Trust. The controlling Note A-1 had an original balance of $31,200,000 and is expected to be contributed to the CGCMT 2015-GC35 Trust. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the JW Marriott Santa Monica Le Merigot Loan Combination.
(2)	William J. Yung III is the sponsor for the Anchorage Marriott Downtown Loan.
(3)	See “Subordinate and Mezzanine Indebtedness” section
(4)	See “Escrows” section.
(5)	See “Cash Flow Analysis” section.

The Loan Combination. The mortgage loan is part of a loan combination (the “JW Marriott Santa Monica Le Merigot Loan Combination”) evidenced by a two pari passu notes (Notes A-1 and A-2) that are secured by a first mortgage encumbering the borrower’s leasehold interest in a 175-room full service hotel located in Santa Monica, California (the “JW Marriott Santa Monica Le Merigot Property”). The JW Marriott Santa Monica Le Merigot Loan Combination was originated on October 7, 2015 by Citigroup Global Markets Realty Corp. The JW Marriott Santa Monica Le Merigot Loan Combination had an original principal balance of $62,400,000, has an outstanding principal balance as of the Cut-off Date of $62,324,606 and accrues interest at an interest rate of 4.970% per annum. The JW Marriott Santa Monica Le Merigot Loan Combination had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The JW Marriott Santa Monica Le Merigot Loan Combination matures on November 6, 2020.

Note A-2, which will be contributed to the WFCM 2015-P2 Trust, had an original principal balance of $31,200,000, has an outstanding balance as of the Cut-off Date of $31,162,303 and represents the non-controlling interest in the JW Marriott Santa Monica Le Merigot Loan Combination. Note A-1 (the “JW Marriott Santa Monica Le Merigot Mortgage Companion Loan”), which represents the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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JW MARRIOTT SANTA MONICA LE MERIGOT

controlling interest in the JW Marriott Santa Monica Le Merigot Loan Combination, had an original principal balance of $31,200,000 and is expected to be contributed to CGCMT 2015-GC35 Trust.

Following the lockout period, the borrower has the right to prepay the JW Marriott Santa Monica Le Merigot Loan Combination in whole, but not in part, on any date before September 6, 2020, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the JW Marriott Santa Monica Le Merigot Loan Combination is prepayable without penalty on or after September 6, 2020. If the fair market value of the JW Marriott Santa Monica Le Merigot Property used to calculate the ground rent is less than $37,200,000, the lender may elect to apply any ground rent reserves remaining for prepayment of the debt.

Sources and Uses

Sources			Uses
Original loan combination amount	$62,400,000	78.4%	Loan payoff	$34,658,321	43.5%
Mezzanine debt	17,000,000	21.4	Reserves	11,150,246	14.0
Other Sources	185,000	0.2	Closing costs	776,615	1.0
			Return of equity	32,999,818	41.5
Total Sources	$79,585,000	100.0%	Total Uses	$79,585,000	100.0%

The Property. The JW Marriott Santa Monica Le Merigot Property is a 175-room, six-story, full service hotel located in Santa Monica, California. Built in 1999 and renovated in 2014, the JW Marriott Santa Monica Le Merigot Property is situated on a 1.5-acre site on Ocean Avenue and the guestrooms are comprised of 173 standard rooms and 2 suites. Amenities at the JW Marriott Santa Monica Le Merigot Property include 11 event rooms totaling 10,552 square feet of meeting space; Cezanne (a full-service, three-meal restaurant) and Le Troquet Patio, a cocktail/dinner lounge; business center; Spa Le Merigot; an outdoor swimming pool and whirlpool; and fitness center. Additionally, the JW Marriott Santa Monica Le Merigot Property features an underground parking garage with 208 spaces, resulting in a parking ratio of 1.2 spaces per room. The JW Marriott Santa Monica Le Merigot Property operates under a franchise agreement with Marriott International, Inc. that expires in December 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott Santa Monica Le Merigot Property:

Cash Flow Analysis

	2013	2014	TTM 8/31/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	97.3%	99.2%	97.5%	97.5%
ADR	$285.89	$307.09	$316.92	$316.92
RevPAR	$278.30	$304.59	$309.02	$309.02

Total Revenue	$23,679,978	$25,589,767	$25,647,276	$25,647,276	100.0	$146,556
Total Department Expenses	6,838,077	7,238,099	7,116,335	7,368,733	28.7	42,107
Gross Operating Profit	$16,841,901	$18,351,668	$18,530,940	$18,278,543	71.3%	$104,449

Total Undistributed Expenses	5,569,687	5,947,675	5,926,291	6,443,272	25.1%	36,819
Profit Before Fixed Charges	$11,272,214	$12,403,993	$12,604,649	$11,835,271	46.1%	$67,630

Ground Rent	1,633,500	1,633,500	1,633,500	2,376,000(1)	9.3	13,577
Other Fixed Charges	1,303,218	1,242,298	1,234,117	1,072,699	4.2	6,130

Net Operating Income	$8,335,496	$9,528,195	$9,737,032	$8,386,572	32.7%	$47,923
FF&E	1,183,999	1,279,488	1,282,364	1,282,364	5.0	7,328
Net Cash Flow	$7,151,498	$8,248,707	$8,454,668	$7,104,208	27.7%	$40,595

NOI DSCR	2.08x	2.38x	2.43x	2.09x
NCF DSCR	1.79x	2.06x	2.11x	1.77x
NOI DY	13.4%	15.3%	15.6%	13.5%
NCF DY	11.5%	13.2%	13.6%	11.4%

(1)	The U/W Ground Rent is calculated as 9% of the appraiser’s concluded unencumbered land value of $26,400,000 for the JW Marriott Santa Monica Le Merigot Property. See “Ground Lease” section.

Appraisal. As of the appraisal valuation date of September 1, 2015, the JW Marriott Santa Monica Le Merigot Property had an “as-is” appraised value of $104,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 20, 2015, there was no evidence of any recognized environmental conditions at the JW Marriott Santa Monica Le Merigot Property.

Market Overview and Competition. The JW Marriott Santa Monica Le Merigot Property is located in Santa Monica, California, directly off of Ocean Avenue, a four-lane thoroughfare and one of the central arteries of both Santa Monica and neighboring Venice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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JW MARRIOTT SANTA MONICA LE MERIGOT

The JW Marriott Santa Monica Le Merigot Property is accessible from the Pacific Coast Highway, which is approximately one half-mile from the JW Marriott Santa Monica Le Merigot Property, and the I-10 Freeway, which is located approximately one mile northeast. Additionally, the JW Marriott Santa Monica Le Merigot Property is located approximately eight miles northwest of Los Angeles International Airport. The JW Marriott Santa Monica Le Merigot Property is within one mile of the Santa Monica State Beach, a three-mile long stretch covering 245 acres along Santa Monica Bay; Santa Monica Pier, a double-jointed pier with amusement rides, restaurants and street performers; and the Third Street Promenade, an outdoor pedestrian-only shopping district that includes retail stores, restaurants, bars and movie theaters. Recently redeveloped in 2010 and located at the south end of the Third Street Promenade, the Santa Monica Place is an indoor/outdoor shopping mall that spans three levels and is anchored by Nordstrom, Bloomingdale’s and an ArcLight Cinema. Additional retailers at the Santa Monica Place include Louis Vuitton, Burberry, Armani and Tiffany & Co.

The following table presents certain information relating to the JW Marriott Santa Monica Le Merigot Mortgage Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			JW Marriott Santa Monica Le Merigot			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	81.1%	$373.90	$303.18	97.5%	$317.79	$309.86	120.2%	85.0%	102.2%
8/31/2014 TTM	82.4%	$350.05	$288.56	98.0%	$303.72	$297.54	118.8%	86.8%	103.1%
8/31/2013 TTM	83.9%	$321.26	$269.56	96.2%	$284.22	$273.38	114.6%	88.5%	101.4%
(1)	Information obtained from a third party hospitality report dated August 31, 2015. The competitive set includes the following hotels: Fairmont Miramar, Viceroy Santa Monica, Shutters On The Beach, Loews Santa Monica Beach Hotel, DoubleTree Suites Santa Monica, Marriott Marina Del Rey, Ritz-Carlton Marina Del Rey and Casa Del Mar.

The Borrower. The borrower is CW Hotel Limited Partnership, an Ohio limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott Santa Monica Le Merigot Loan Combination. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain nonrecourse carveouts under the JW Marriott Santa Monica Le Merigot Loan Combination.

The Sponsor. The sponsor is William J. Yung III. The Sponsor is an experienced developer, owner and operator of hotel properties. With 35 hotels (11,502 keys) in their portfolio and 27 (8,318 keys) being Marriott flags, Columbia Sussex Corporation is the largest domestic full-service Marriott franchisee. Columbia Sussex Corporation is a large, private, hotel company with a portfolio that primarily consists of Marriott and Hilton brand hotels. The sponsors are required to maintain a combined net worth of $85.0 million and combined liquidity of $10.0 million through the term of the JW Marriott Santa Monica Le Merigot Loan Combination.

Escrows. The loan documents provide for upfront escrows in the amount of $533,964 for real estate taxes, $70,120 for insurance premiums, $272,250 for the ground rent reserve and $2,500 for fees related to the issuance of a replacement comfort letter in connection with any secondary market transaction. The loan documents also provide for monthly escrows in an amount equal to $66,746 for real estate taxes and $23,373 for insurance premiums. The loan documents provide for an upfront escrow in the amount of $389,819 for a Seasonality Reserve and an ongoing amount which is equal to 110% of the quotient of (x) the aggregate amount by which operating income at the JW Marriott Santa Monica Le Merigot Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x based on the then-current annual budget (“Negative Monthly Amount”) for the 12-month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then-current seasonality annual budget.

The loan documents provide for an upfront escrow in the amount of $9,881,593 for a rent adjustment reserve which is held as additional cash collateral for the JW Marriott Santa Monica Le Merigot Loan Combination until the determination of the new annual base rent pursuant to the terms of the ground lease (see “Ground Lease” section). At the lender’s election, a portion of this reserve may be used to pay down the JW Marriott Santa Monica Le Merigot Loan Combination rather than be held as additional collateral.

The loan documents require an ongoing monthly FF&E reserve in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement.

“FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 5% of the greater (x) the annual gross revenues for the hotel related operations at the JW Marriott Santa Monica Le Merigot Property for the immediately preceding calendar year as reasonably determined by lender and (y) the projected annual gross revenues for the hotel related operations at the JW Marriott Santa Monica Le Merigot Property for the calendar year in which such monthly payment date occurs as set forth in, generally, (i) during the continuance of a JW Marriott Santa Monica Le Merigot Trigger Period or JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period (see “Lockbox and Cash Management” section), the approved annual budget or (ii) otherwise, the annual budget approved for such calendar year by the mezzanine lender pursuant to the mezzanine loan documents, in each case as more particularly set for in the JW Marriott Santa Monica Le Merigot Loan documents. The FF&E reserve monthly deposit is initially determined for the balance of the 2015 calendar year as of the origination date and thereafter adjusted annually. The lender may require the borrower to increase the monthly deposits required if (1) an JW Marriott Santa Monica Le Merigot Trigger Period is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the JW Marriott Santa Monica Le Merigot Property and/or (2) the lender determines in its reasonable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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discretion that an increase is necessary to reflect increased FF&E expenditures required under the franchise agreement and/or set forth in any amendment to the most recently determined approved annual budget.

Lockbox and Cash Management. The JW Marriott Santa Monica Le Merigot Loan Combination requires a lender-controlled lockbox, which is already in place, and that the borrower directs all credit card companies to pay all sums directly into such lockbox account. The loan documents also require that all funds received by the borrower be deposited into such lockbox account. Prior to the occurrence of a JW Marriott Santa Monica Le Merigot Trigger Period or a JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a JW Marriott Santa Monica Le Merigot Trigger Period or JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period, all excess cash flow is swept to a lender-controlled cash management account. To the extent the JW Marriott Santa Monica Le Merigot Trigger Period was caused solely by the failure of a Franchise Renewal Event (as defined below) to occur on or before eighteen months prior to the expiration of the franchise agreement, excess cash flow will be deposited into the PIP reserve and, to the extent a JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period has occurred and is then continuing and no JW Marriott Santa Monica Le Merigot Trigger Period exists, excess cash flow will be deposited an account which is distributed to mezzanine lender for the purpose of paying monthly debt service on the mezzanine loan.

“JW Marriott Santa Monica Le Merigot Trigger Period” will occur upon the earlier of any of the following: (a) an event of default; (b) the debt yield falling below 8.25%; (c) borrower defaulting under, providing notice of termination of, or the cancellation or expiration of the franchise agreement; (d) borrower failing to deliver evidence (including an estoppel from the franchisor) relating to the extension of the franchise agreement or its replacement with a qualifying agreement for a term no shorter than expiring three years after the maturity date of the JW Marriott Santa Monica Le Merigot Loan Combination, which franchise agreement or qualified replacement is in full force and effect without defaults thereunder, and for which any required renovation reserve has been deposited, on or before eighteen months prior to the expiration of the franchise agreement; (e) a bankruptcy action of the manager.

A JW Marriott Santa Monica Le Merigot Trigger Period will cease with respect to clause (a) above, the cure or lender’s waiver of such event of default; with respect to clause (b), the achievement of a debt yield equal to or greater than 8.5% for two consecutive calendar quarters; with respect to clause (c), (i) the borrower has cure all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, the JW Marriott Santa Monica Le Merigot Property continues to be operated pursuant to the franchise agreement and all permits applicable to the franchise agreement are in full force and effect or (ii) has flagged the JW Marriott Santa Monica Le Merigot Property pursuant to a replacement franchise agreement in accordance with the JW Marriott Santa Monica Le Merigot Loan Combination documents; (with respect to clause (d), the delivery of such evidence described in such clause (d); and with respect to clause (e), manager is replaced in accordance with the JW Marriott Santa Monica Le Merigot Loan Combination documents.

“JW Marriott Santa Monica Le Merigot Mezzanine Trigger Period” commences upon the date that lender has received written notice from the mezzanine lender that an event of default exists under the mezzanine loan documents.

A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (including, without limitation, a duly executed estoppel certificate from the applicable franchisor) that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the JW Marriott Santa Monica Le Merigot Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the JW Marriott Santa Monica Le Merigot Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the JW Marriott Santa Monica Le Merigot Loan documents.

Property Management. The JW Marriott Santa Monica Le Merigot Property is managed by an affiliate of the borrower.

Assumption. The borrower has a one-time right to transfer the JW Marriott Santa Monica Le Merigot Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2015-P2 Certificates, along with similar confirmations from each rating agency rating any securities backed by the JW Marriott Santa Monica Le Merigot Companion Loan; (iii) the borrower pays a non-refundable fee of one percent of the then outstanding principal balance of the JW Marriott Santa Monica Le Merigot Loan Combination; (iv) after the applicable transfer, the JW Marriott Santa Monica Le Merigot Property will continue to be operated pursuant to a franchise agreement permitted under the JW Marriott Santa Monica Le Merigot Loan Combination documents; and (v) if the mezzanine loan is outstanding, the mezzanine lender has confirmed the mezzanine borrower has complied with related requirements of the mezzanine loan agreement.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the JW Marriott Santa Monica Le Merigot Loan Combination, SMHF Cayman Hotel, LLC, a Delaware limited liability company (an affiliate of Sound Mark Partners), funded a mezzanine loan in the amount of $17,000,000 to CP Santa Monica Mezz, LLC, as mezzanine borrower, which is the direct owner of 99% of the limited liability company interests in the borrower. The mezzanine loan is secured by a pledge of the mezzanine borrower’s 99% limited liability company interests in the borrower and 100% of the limited liability company interests in the general partner of the borrower (which owns a 1% limited liability company interest in the borrower). The mezzanine loan carries an interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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JW MARRIOTT SANTA MONICA LE MERIGOT

rate of 9.500% per annum and is co-terminus with the JW Marriott Santa Monica Le Merigot Loan Combination. The mezzanine loan is interest only for the term of the loan and is subject to a customary intercreditor agreement with the lender.

Ground Lease. The borrower for the JW Marriott Santa Monica Le Merigot Property is a tenant under a ground lease underlying the entire JW Marriott Santa Monica Le Merigot Property. The current term of the ground lease expires on October 15, 2086, without any option to renew. The annual ground rent for the five year period ending on October 31, 2015 was $1,316,000. The annual rent to be paid by the lessee equals 9.0% of the fair market value of the JW Marriott Santa Monica Le Merigot Property with rent resets to occur every five years. The next reset is to be effective as of November 1, 2015. As of the date of origination, the annual ground rent to be paid pursuant to the aforementioned rent reset had not yet been determined. The lender has taken a reserve in the amount of $9,881,593 (see “Escrows” section), a portion of which may, at the lender’s option, be used to partially prepay the JW Marriott Santa Monica Le Merigot Loan Combination in the event that the fair market value used for the purpose of determining the annual ground rent exceeds the underwritten fair market value of the JW Marriott Santa Monica Le Merigot Property.

Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the JW Marriott Santa Monica Le Merigot Property. The loan documents also require business interruption coverage no less than the 18–month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $100,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Keeper’s Self Storage Manhattan

Loan Information				Property Information
Mortgage Loan Seller:	Citigroup Global Markets Realty Corp.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$31,000,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$31,000,000			Location:	New York, NY
% of Initial Pool Balance:	3.1%			Size:	61,575 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$503.45
Borrower Name:	444 Warehouse Associates, L.P.			Year Built/Renovated:	1928/1984
Sponsors:	David Haver and David Haver 2007 GRAT			Title Vesting:	Fee
Mortgage Rate:	4.900%			Property Manager:	Self-Managed
Note Date:	November 13, 2015			3rd Most Recent Occupancy (As of):	87.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.1% (12/31/2013)
Maturity Date:	December 6, 2025			Most Recent Occupancy (As of):	89.8% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	91.0% (10/21/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,109,700 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,168,010 (12/31/2014)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			Most Recent NOI (As of):	$2,267,453 (TTM 10/31/2015)
Lockbox Type:	Springing
Additional Debt:	None			U/W Revenues:	$3,343,768
Additional Debt Type:	NAP			U/W Expenses:	$1,084,330
				U/W NOI:	$2,259,438
				U/W NCF:	$2,246,013
				U/W NOI DSCR:	1.46x
Escrows and Reserves(2):				U/W NCF DSCR:	1.45x
				U/W NOI Debt Yield:	7.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.2%
Taxes	$31,109	$31,109	NAP	As-Is Appraised Value(2):	$62,110,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 21, 2015
Replacement Reserves	$0	$1,119	$67,125	Cut-off Date LTV Ratio:	49.9%
Deferred Maintenance	$181,750	$0	NAP	LTV Ratio at Maturity or ARD:	49.9%

(1)	See “Escrows” section.

(2)	See “Appraisal” section. The “as is” appraised value is based on the property’s highest and best use as vacant land for development into a residential property with ground floor retail. The as improved appraised value is $53,880,000.

The Mortgage Loan. The mortgage loan (the “Keeper’s Self Storage Manhattan Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a seven-story self storage property located in the East Village neighborhood of Manhattan, New York (the “Keeper’s Self Storage Manhattan Property”). The Keeper’s Self Storage Manhattan Mortgage Loan was originated on November 13, 2015 by Citigroup Global Markets Realty Corp. The Keeper’s Self Storage Manhattan Mortgage Loan had an original principal balance of $31,000,000, has an outstanding principal balance as of the Cut-off Date of $31,000,000 and accrues interest at an interest rate of 4.900% per annum. The Keeper’s Self Storage Manhattan Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Keeper’s Self Storage Manhattan Mortgage Loan. The Keeper’s Self Storage Manhattan Mortgage Loan matures a December 6, 2025.

Following the lockout period, the borrower has the right to prepay the Keeper’s Self Storage Manhattan Mortgage Loan in whole, but not in part, on any day before September 6, 2025, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Keeper’s Self Storage Manhattan Mortgage Loan is prepayable without penalty on or after September 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KEEPER’S SELF STORAGE MANHATTAN

Sources and Uses

Sources			Uses
Original loan amount	$31,000,000	100.0%	Loan payoff	$10,334,013	33.3%
			Reserves	212,859	0.7
			Closing costs	1,193,039	3.8
			Return of equity	19,260,089	62.1
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

The Property. The Keeper’s Self Storage Manhattan Property is a self-storage facility totaling 61,575 rentable square feet located in the East Village neighborhood of Manhattan, New York. Built in 1928 and renovated in 1984, the Keeper’s Self Storage Manhattan Property contains a total of 1,478 interior self-storage units and 24 P.O. Boxes located on a 0.3-acre site at 444 East 10th Street. The Keeper’s Self Storage Manhattan Property offers traditional storage amenities, including interior loading docks, 24-hour security monitoring, on-site property management, and a retail center. As of October 21, 2015, the Keeper’s Self Storage Manhattan Property was 91.0% occupied.

The following table presents historical occupancy percentages at the Keeper’s Self Storage Manhattan Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/21/2015(2)
87.0%	89.1%	89.8%	91.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Keeper’s Self Storage Manhattan Property:

Cash Flow Analysis

	2013	2014	TTM 10/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,980,804	$3,124,468	$3,180,223	$3,227,448	96.5%	$52.41
Grossed Up Vacant Space	0	0	0	326,880	9.8	5.31
Other Income	278,596	278,067	288,096	288,096	8.6	4.68
Less Vacancy, Concession & Credit Loss	(111,877)	(154,790)	(124,551)	(498,656)(1)	(14.9)	(8.10)
Effective Gross Income	$3,147,523	$3,247,745	$3,343,768	$3,343,768	100.0%	$54.30

Total Operating Expenses	1,037,823	1,079,735	1,076,315	1,084,330	32.4	17.61

Net Operating Income	$2,109,700	$2,168,010	$2,267,453	$2,259,438	67.6%	$36.69
Capital Expenditures	0	0	0	13,425	0.4	0.22
Net Cash Flow	$2,109,700	$2,168,010	$2,267,453	$2,246,013	67.2%	$36.48

NOI DSCR	1.37x	1.40x	1.47x	1.46x
NCF DSCR	1.37x	1.40x	1.47x	1.45x
NOI DY	6.8%	7.0%	7.3%	7.3%
NCF DY	6.8%	7.0%	7.3%	7.2%

(1)	The underwritten economic vacancy is 14.0%. The Keeper’s Self Storage Manhattan Property was 91.0% physically occupied as of October 21, 2015.

Appraisal. As of the appraisal valuation date of October 21, 2015 the Keeper’s Self Storage Manhattan Property had an “as-is” appraised value of $62,110,000. The “as is” appraised value is based on the property’s highest and best use as vacant land for development to a mixed-use property with commercial use on the 1st floor and residential uses above. The as improved appraised value is $53,880,000.

Environmental Matters. According to Phase I environmental assessment dated October 21, 2015, there was no evidence of any recognized environmental conditions at the Keeper’s Self Storage Manhattan Property.

Market Overview and Competition. The Keeper’s Self Storage Manhattan Property is located on East 10th Street between Avenue D and Avenue C in Manhattan’s East Village. The East Village is known for its diverse community and contains neighborhoods such as Alphabet City and Bowery. According to a third party market research report, in 2015, the average household income and population within one mile radius of the Keeper’s Self Storage Manhattan Property was $89,862 and 183,977, respectively. A third-party industry report forecasts 3.5% rent growth for the New York metropolitan statistical area over the next five years. New York’s rentable storage square footage per person is 3.8, which is substantially lower than the national average ratio of 8.3 rentable storage square feet per person.

The appraiser surveyed four comparable properties within 1.6 miles of the Keeper’s Self Storage Manhattan Property. All four comparable properties were of the Manhattan Mini Storage brand, originally constructed between 1922 and 1927 and totaled 596,764 square feet. The Manhattan self-storage market is highly competitive, and occupancy levels are treated as proprietary information; however, according to a third party market research survey of self-storage properties within five miles of the Keeper’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KEEPER’S SELF STORAGE MANHATTAN

Self Storage Manhattan Property, the average vacancy was approximately 8.0%. The appraiser concluded to a monthly rent of $5.18 per square foot, which is higher than the weighted average in-place rent at the Keeper’s Self Storage Manhattan Property of $4.80 per square foot.

The following table presents certain information relating to comparable self storage properties for the Keeper’s Self Storage Manhattan Property:

Competitive Set(1)

	Keeper’s Self Storage Manhattan (Subject)	Manhattan Mini-Storage	Manhattan Mini-Storage	Manhattan Mini-Storage	Manhattan Mini- Storage
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance to Subject	--	1.5 miles	1.6 miles	0.8 miles	1.6 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	1928 /1984	1927 / NAP	1924 / NAP	1923 / NAP	1922 / NAP
Net Rentable Area	61,575	206,064	225,110	41,997	123,593
Total Occupancy	91.0%	NAV(2)	NAV(2)	NAV(2)	NAV(2)

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Per the appraisal, the Manhattan self-storage market is highly competitive. Occupancy levels are treated as propriety information and therefore not available.

The Borrower. The borrower is 444 Warehouse Associates, L.P., a single purpose entity and New York limited partnership. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Keeper’s Self Storage Manhattan Mortgage Loan. David Haver is the guarantor of certain nonrecourse carveouts under the Keeper’s Self Storage Manhattan Mortgage Loan.

The Sponsors. The sponsors are David Haver and David Haver 2007 GRAT. Mr. Haver has been involved in the self-storage business since the 1980s, having built, converted, bought, and sold numerous properties over the years. Mr. Haver’s schedule of real estate owned includes commercial properties located in New York, New Jersey, and Florida. His company, Keepers Storage, owns and operates facilities in New York, Staten Island, Nyack, Jersey City, and Bergenfield with total estimated market value of $86 million.

Escrows. The loan documents provide for upfront escrows in the amount of $181,750 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $31,109 for real estate taxes and $1,119 for replacement reserves (subject to a cap of $67,125). At the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Keeper’s Self Storage Manhattan Loan documents, the borrower will fund an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all credit card companies and banks to deposit all rents directly into such lockbox account and direct the manager to deposit all revenue derived from the Keeper’s Self Storage Manhattan Property in the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept daily to a lender-controlled cash management account, where the funds are used to pay debt service and operating expenses and to fund required reserves. Excess funds in the lender-controlled cash management account are disbursed to the borrower if no Cash Trap Event Period exists or held by the lender as an excess cash flow reserve for so long as a Cash Trap Event Period exists.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the actual debt service coverage ratio for the trailing 12-month period falling below 1.20x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii) upon the actual debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Keeper’s Self Storage Manhattan Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Keeper’s Self Storage Manhattan Property at any time other than the 60 days prior to and following any secondary market transaction, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty with respect to such transfer and an environmental indemnity by an affiliate of the transferee; (iii) if requested by the lender, rating agency confirmation and (iv) payment of an assumption fee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Keeper’s Self Storage Manhattan Property, as well

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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KEEPER’S SELF STORAGE MANHATTAN

as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Wells Fargo Commercial Mortgage Trust 2015-P2	Transaction Contact Information

I.        Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

Citigroup Global Markets Inc.

Paul Vanderslice	Tel. (212) 723-1295

Raul Orozco	Tel. (212) 723-1295

Richard Simpson	Tel. (212) 816-5343

Michael Steele	Tel. (952) 525-2248

Wendy Yam	Tel. (212) 816-5314

Matt Perry	Tel. (212)723-1295

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

John Caputo	Tel. (212) 278-5086

Warren Geiger	Tel. (212) 278-5692

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58